THE COMPANIES ACTS 1948 TO 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF


VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY

(INCLUDING ALL AMENDMENTS AS AT 30 JUNE 1999)


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1  (1)THE NAME OF THE COMPANY IS "VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY".

2  THE COMPANY IS A PUBLIC COMPANY.

3  THE REGISTERED OFFICE OF THE COMPANY WILL BE SITUATE IN ENGLAND.

4  THE OBJECTS FOR WHICH THE COMPANY IS ESTABLISHED ARE:

   (1) To carry on the business of a holding company in all its branches, and for that purpose to acquire and hold for investment shares, stock, debentures and debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company, and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by a government, sovereign ruler, commissioner, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad, and to leave money on deposit or otherwise with any bank or building society, local authority or any other party and to act as and to perform all the functions of a holding company.

(2) To carry on business as dealers in, operators, manufacturers, repairers, designers, developers, importers and exporters of electronic, electrical, mechanical and aeronautical equipment of all types and of parts and accessories thereof and of plant and machinery of all descriptions, and to act as engineers' agents and


--------
(1) 17 July 1984 - Incorporated as a private company with name "RACAL STRATEGIC RADIO LIMITED"

         17 September 1985 - name changed to "RACAL TELECOMMUNICATIONS GROUP LIMITED"

         5 September 1988 - name changed to "RACAL TELECOM LIMITED"

         14 September 1988 - Re-registered as a public company

         16 September 1991 - name changed to "VODAFONE GROUP PUBLIC LIMITED COMPANY"

         30 June 1999 - name changed to "VODAFONE AIRTOUCH PUBLIC COMPANY LIMITED" merchants, and generally to undertake and execute agencies and commissions of any kind.

(3) To purchase, subscribe for, underwrite, take, or otherwise acquire and hold any shares, stock, bonds, options, debentures, debenture stock obligations or securities in or of any company, corporation, public body, supreme, municipal, local or otherwise or of any Government or State and to act as and perform all the functions of a holding company and to carry on, acquire, undertake and execute any business, undertaking, transaction or operation whether manufacturing, financial, mercantile, agricultural, extractive or otherwise.

(4) To purchase, take on lease or in exchange, hire or otherwise acquire, and obtain options over, lands, buildings and generally any real or personal property, rights or privileges of any kind which the Company may deem necessary or convenient for or with reference to any of its objects, or capable of being profitably dealt with in connections with any of its property rights for the time being.

(5) To apply for or acquire by purchase or otherwise, whether in the United Kingdom or elsewhere, any patents, patent rights, secret processes, trade marks, copyrights or other rights of monopolies, licences, concessions and the like, and to use, exercise, develop or grant licences in respect of, or otherwise turn the same to account and to make, assist, or subsidise any experiments, researches or investigations.

(6) To purchase or otherwise acquire, obtain options over, take over, manage, supervise, control and undertake all or any part of the business, undertaking, goodwill, property, assets, rights and liabilities of any person or company, or to acquire the control of shares of any company or any interest therein and to act as a director or manager of any company.

(7) To improve, manage, develop, grant licences, easements and other rights over, exchange and in any other manner deal with or dispose of the undertaking, property, assets, rights and effects of the Company, or any part thereof, for such consideration as may be thought fit, and in particular for stock, shares, debentures, debenture stock or securities of any other company, whether fully or partly paid up.

(8) To pay for any property or rights acquired by the Company and for any services rendered or to be rendered to the Company either in cash or in fully or partly paid shares, with or without preferred or deferred or guaranteed rights in respect of dividend or repayment of capital or otherwise, or in any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as may seem expedient.

(9) To lend any moneys or assets of the Company to such persons, firms or companies and on such terms as may be considered expedient, and either with or without security, and to invest and deal with moneys and assets of the Company not immediately required in any manner and to receive money and securities or deposit, at interest or otherwise.


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(10)     To borrow or raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit, and in particular mortgages, or other charges upon the undertaking and all or any of the property and assets (present or future) and the uncalled or unpaid capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures or debenture stock, perpetual or otherwise, or other securities of any description.

(11) To enter into any guarantee, contract of indemnity or suretyship whether by personal covenant or by mortgage or charge on all or any part of the undertaking, property or assets of the Company (including its uncalled capital) and in particular (without prejudice to the generality of the foregoing) with or without consideration to guarantee or give security as aforesaid for the payment of any principal moneys, premiums, interest and other moneys secured by or payable under any obligations or securities including particularly the obligations or securities of any company which is (within the meaning of Section 154 of the Companies Act 1948) in relation to the Company a holding company or a subsidiary of such holding company or of the Company or which is otherwise associated with the Company in business.

(12) To issue securities which the Company has power to issue by way of security and indemnity to any person whom the Company has agreed, or is bound or willing to indemnify, or in satisfaction of any liability undertaken or agreed to be undertaken by the Company, and generally in every respect upon such terms and conditions and for such consideration (if any) as the Company may think fit.

(13) To establish or promote or concur in establishing or promoting any other company or companies for the purpose of acquiring or undertaking all or any of the assets and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company or to advance the objects or interest thereof, or to take and otherwise acquire and hold or dispose of shares, stock, debentures, debenture stock or other securities of any such company or companies.

(14) To amalgamate or enter into partnership with, and to co-operate in any way with or assist or subsidise any person, firm or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company.

(15) To pay all expenses incident to the formation or promotion of this or any other company, and to remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in or debentures or debenture stock or other securities of the Company, or in or about the promotion, formation or business of the Company, or of any other company promoted wholly or in part by this Company.

(16) To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments or securities.

(17) To grant pensions or gratuities to any employees or officers (including Directors) or ex-employees or ex-officers (including ex-Directors) of the Company or the relations, connections or dependants of any such persons, and to pay or contribute to insurance schemes having such objects, and to establish or support associations, institutions, clubs, funds and trusts which may be considered likely to benefit any such persons or otherwise advance the interests of the Company or of its members, and to establish or contribute to any scheme for the purchase by trustees of fully paid shares in the Company, to be held for the benefit of employees of the Company, including any Director holding a salaried employment or office in the Company, and to lend money to the Company's employees to enable them to purchase fully paid shares in the Company, and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(18) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object, or for any exhibition, or for any purpose which may seem likely directly or indirectly to further objects of the Company or the interests of its members.

(19) To distribute among the members of the Company in specie by way of dividend or bonus or upon a return of capital any property or assets of the Company, or any proceeds of sale or disposal of any property or assets of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(20) To hold in the name of others any property which the Company is authorised to acquire and to do all or any of the things and matters aforesaid in any part of the world and either as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents, sub-contractors or otherwise, and either alone or in conjunction with others; and to accept property on trust and to act as trustee, executor, administrator or attorney either gratuitously or otherwise.

(21) To procure the Company to be registered or incorporated in any part of the world.

(22) To do all such other things and to carry on such other business or businesses whatsoever and wheresoever as may, in the opinion of the Company, be necessary, incidental, conducive or convenient to the attainment of the above objects or any of them, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property, assets or rights, or otherwise likely in any respect to be advantageous to the Company.

(23) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and or discharge of their duties and or in the exercise or purported exercise of their powers and or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purpose of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

     And it is hereby declared that the word "company" in this Clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere and further the intention is that the objects specified in each paragraph of this Clause, shall except where otherwise expressed in such paragraph, be independent main objects and be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5  THE LIABILITY OF THE MEMBERS IS LIMITED.

6 (2)THE SHARE CAPITAL OF THE COMPANY IS (POUND)50,000 AND US$816,000,000 DIVIDED INTO 8,160,000,000 ORDINARY SHARES OF US$0.10 EACH AND 50,000 FIXED RATE SHARES OF (POUND)1 EACH.

     WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

-------------------

(2) The Company was incorporated with an authorized share capital of (pound)1,000,000 divided into 1,000,000 Ordinary Shares of(pound)1 each.

         On 14 September 1988:

         (a) each share of (pound)1 was sub-divided into 20 shares of 5p each; and

         (b) the share capital of the Company was increased to (pound)60,000,000 by the creation of an additional 1,180,000,00 shares of 5p each.

         On 20 July 1994 the share capital of the Company was increased to (pound)200,000,000 by the creation of an additional 2,800,000,000 shares of 5p each.

         On 24 June 1999 the share capital of the Company was increased to(pound)200,050,000 by the creation of 50,000 7 per cent cumulative fixed rate shares of (pound)1 each.

 On 30 June 1999 the share capital of the Company was increased to (pound)50,000 and US$816,000,000 by the cancellation of all outstanding ordinary shares in the Company and the creation of 8,160,000,000 ordinary shares of US$0.10 each.

----------------------------------- -------------------------------------------
NAMES AND ADDRESSES AND             NUMBER OF SHARES TAKEN BY
DESCRIPTIONS OF SUBSCRIBERS         EACH SUBSCRIBER (IN WORDS)
----------------------------------- -------------------------------------------
Brian Auld                          One
Easthampstead Road
Bracknell
Berks
RG12 1NS


Solicitor
----------------------------------- -------------------------------------------
Brian Gilbert Guest Cowper          One
Easthampstead Road
Bracknell
Berks
RG12 1NS


Solicitor
----------------------------------- -------------------------------------------

Dated this 13th day of June, 1984.

Witness to the above Signatures:    Paul Lush
                                    Easthampstead Road
                                    Bracknell
                                    Berks
                                    RG12 1NS


                                    Solicitor


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PLAIN ENGLISH - MERGER
Company Number: 1833679




                               COMPANIES ACT 1985


                        PUBLIC COMPANY LIMITED BY SHARES




                             ARTICLES OF ASSOCIATION


                                       OF


                                VODAFONE AIRTOUCH
                             PUBLIC LIMITED COMPANY









                           [LINKLATERS & PAINES LOGO]
                                 One Silk Street
                                 London EC2Y 8HQ

                             Tel: (44 171) 456 2000



                                  Ref: SMW/NYG

                                TABLE OF CONTENTS


PRELIMINARY ARTICLES..........................................................1

1      Table A and other standard regulations do not apply....................1

2      The meaning of words and phrases used in the Articles..................1

SHARE CAPITAL.................................................................6

3      Form of the Company's share capital....................................6

FIXED RATE SHARES.............................................................6

4      Right of Fixed Rate Shares to profits..................................6

5      Right of Fixed Rate Shares to capital..................................6

6      Voting rights of Fixed Rate Shares.....................................7

7      Varying the rights of Fixed Rate Shares................................7

CHANGING CAPITAL..............................................................8

8      The power to increase capital..........................................8

9      Application of the Articles to new shares..............................8

10     The power to change capital............................................8

11     Fractions of shares....................................................8

12     The power to reduce capital............................................9

13     Buying back shares.....................................................9

SHARES........................................................................9

14     The special rights of new shares.......................................9

15     The directors' power to deal with shares...............................9

16     The directors' authority to allot "relevant securities" and
       "equity securities"...................................................10

17     Power to pay commission and brokerage.................................11


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18     Renunciations of allotted but unissued shares.........................11

19     No trusts or similar interests recognised.............................12

SHARES IN UNCERTIFICATED FORM................................................12

20     Holding shares in uncertificated form and effect of the
       CREST Regulations.....................................................12

SHARE CERTIFICATES...........................................................12

21     Certificates..........................................................12

22     Replacement share certificates........................................13

CALLS ON SHARES..............................................................14

23     The directors can make calls on shares................................14

24     The liability for calls...............................................14

25     Interest and expenses on unpaid calls.................................14

26     Sums which are payable when a share is allotted are treated as a call.............................................................15

27     Calls can be for different amounts....................................15

28     Paying calls early....................................................15

FORFEITING SHARES............................................................15

29     Notice following non-payment of a call................................15

30     Contents of the notice................................................15

31     Forfeiture if the notice is not complied with.........................16

32     Forfeiture will include unpaid dividends..............................16

33     Dealing with forfeited shares.........................................16

34     Cancelling forfeiture.................................................16

35     The position of shareholders after forfeiture.........................16

LIENS ON PARTLY PAID SHARES..................................................16

36     The Company's lien on shares..........................................16


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37     Enforcing the lien by selling the shares..............................17

38     Using the proceeds of the sale........................................17

39     Evidence of forfeiture or enforcement of lien.........................17

CHANGING SHARE RIGHTS........................................................18

40     Changing the special rights of shares.................................18

41     More about the special rights of shares...............................18

TRANSFERRING SHARES..........................................................18

42     Share transfers.......................................................18

43     More about transfers of shares in certificated form...................19

44     The Company can refuse to register certain transfers..................19

45     Closing the Register..................................................19

46     Overseas branch registers.............................................20

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW..............................20

47     When a shareholder dies...............................................20

48     Registering personal representatives..................................20

49     A person who wants to be registered must give notice..................20

50     Having another person registered......................................20

51     The rights of people automatically entitled to shares by law..........21

SHAREHOLDERS WHO CANNOT BE TRACED............................................21

52     Shareholder who cannot be traced......................................21

GENERAL MEETINGS.............................................................22

53     The Annual General Meeting............................................22

54     Extraordinary General Meetings........................................22

55     Calling an Extraordinary General Meeting..............................22


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56     Notice of General Meetings............................................22

PROCEEDINGS AT GENERAL MEETINGS..............................................23

57     The chairman of a General Meeting.....................................23

58     Security, and other arrangements at General Meetings..................24

59     Overflow meeting rooms................................................24

60     The quorum needed for General Meetings................................24

61     The procedure if there is no quorum...................................24

62     Adjourning meetings...................................................25

63     Amending Resolutions..................................................25

VOTING PROCEDURES............................................................25

64     How votes are taken...................................................25

65     How a poll is taken...................................................26

66     Where there cannot be a poll..........................................26

67     A General Meeting continues after a poll is demanded..................26

68     Timing of a poll......................................................26

69     The chairman's casting vote...........................................26

70     The effect of a declaration by the chairman...........................26

VOTING RIGHTS................................................................27

71     The votes of shareholders.............................................27

72     Shareholders who owe money to the Company.............................27

73     Suspension of rights on non-disclosure of interest....................27

74     Votes of shareholders who are of unsound mind.........................29

75     The votes of joint holders............................................29

PROXIES......................................................................30


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76     Appointment of proxies................................................30

77     Completing proxy forms................................................30

78     Delivering proxy forms................................................30

79     Cancellation of proxy's authority.....................................31

80     Authority of proxies..................................................31

81     Representatives of companies..........................................32

82     Challenging votes.....................................................32

DIRECTORS....................................................................32

83     The number of directors...............................................32

84     Qualification to be a director........................................32

85     Directors' fees and expenses..........................................32

86     Special pay...........................................................33

87     Directors' expenses...................................................33

88     Directors' pensions and other benefits................................33

89     Appointing directors to various posts.................................34

CHANGING DIRECTORS...........................................................34

90     Age limits............................................................34

91     Retiring directors....................................................34

92     Eligibility for re-election...........................................34

93     Re-electing a director who is retiring................................35

94     Election of two or more directors.....................................35

95     People who can be directors...........................................35

96     The power to fill vacancies and appoint extra directors...............35

97     Removing and appointing directors by an ordinary resolution...........35

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98     When directors are disqualified.......................................36

DIRECTORS' MEETINGS..........................................................36

99     Directors' meetings...................................................36

100    Who can call directors' meetings......................................36

101    How directors' meetings are called....................................37

102    Quorum................................................................37

103    The Chairman of directors' meetings...................................37

104    Voting at directors' meetings.........................................37

105    Directors can act even if there are vacancies.........................37

106    Directors' meetings by video conference and telephone.................38

107    Resolutions in writing................................................38

108    The validity of directors' actions....................................38

DIRECTORS' INTERESTS.........................................................38

109    Directors' interests in transactions with the Company.................38

110    When directors can vote on things in which they are interested........39

111    More about directors' interests.......................................40

DIRECTORS' COMMITTEES........................................................41

112    Delegating powers to committees.......................................41

113    Committee procedure...................................................41

DIRECTORS' POWERS............................................................41

114    The directors' management powers......................................41

115    The power to establish local boards...................................41

116    The power to appoint attorneys........................................42

117    Borrowing powers......................................................42


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118    Borrowing restrictions................................................43

ALTERNATE DIRECTORS..........................................................44

119    Alternate directors...................................................44

THE SECRETARY................................................................45

120    The Secretary and Deputy and Assistant Secretaries....................45

THE SEAL.....................................................................46

121    The Seal..............................................................46

AUTHENTICATING DOCUMENTS.....................................................46

122    Establishing that documents are genuine...............................46

RESERVES.....................................................................47

123    Setting up reserves...................................................47

DIVIDENDS....................................................................47

124    No dividends are payable except out of profits........................47

125    Final dividends.......................................................47

126    Fixed and interim dividends...........................................47

127    Dividends not in cash.................................................48

128    Calculation and currency of dividends.................................48

129    Deducting amounts owing from dividends and other money................48

130    Payments to shareholders..............................................48

131    Record dates for payments and other matters...........................49

132    Dividends which are not claimed.......................................49

133    Waiver of dividends...................................................50

CAPITALISING RESERVES........................................................50

134    Capitalising reserves.................................................50


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SCRIP DIVIDENDS..............................................................50

135    Ordinary Shareholders can be offered the right to receive extra shares instead of cash dividends......................................50

ACCOUNTS.....................................................................52

136    Accounting and other records..........................................52

137    Location and inspection of records....................................53

138    Sending copies of accounts and other documents........................53

AUDITORS.....................................................................53

139    Acts of auditors......................................................53

140    Auditors at General Meetings..........................................53

NOTICES......................................................................54

141    Serving and delivering notices and other documents....................54

142    Notices to joint holders..............................................54

143    Notices for shareholders with foreign addresses.......................54

144    When notices are served...............................................54

145    Serving notices and documents on shareholders who have died or are bankrupt..........................................................55

146    If documents are accidentally not sent................................55

MINUTES AND RECORDS..........................................................55

147    Minutes...............................................................55

148    Availability of records for inspection and notifying the Registrar of Companies..........................................................55

WINDING UP...................................................................56

149    Directors' power to petition..........................................56

150    Distribution of assets in kind........................................56

DESTROYING DOCUMENTS.........................................................56

151    Destroying documents..................................................56


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INDEMNITY AND INSURANCE......................................................57

152    Indemnity.............................................................57

153    Insurance.............................................................57

SHARE WARRANTS...............................................................58

154    Issue of Share Warrants...............................................58

155    Directors can accept a certificate instead of a Share Warrant.........58

156    Requesting a Share Warrant............................................59

157    Replacing Share Warrants..............................................59

158    Rights of the Bearer..................................................59

159    Bearers of Share Warrants participating in securities offers..........60

160    Communications with Bearers of Share Warrants.........................60

161    Issuing shares to which the Share Warrant relates.....................61

ADR DEPOSITARY...............................................................61

162    ADR Depositary can appoint proxies....................................61

163    The ADR Depositary must keep a Proxy Register.........................62

164    Appointed Proxies can only attend General Meetings if properly appointed.............................................................62

165    Rights of Appointed Proxies...........................................62

166    Sending information to an Appointed Proxy.............................62

167    The Company can pay dividends to an Appointed Proxy...................62

168    The Proxy Register may be fixed at a certain date.....................62

169    The nature of an Appointed Proxy's interest...........................63

170    Validity of the appointment of Appointed Proxies......................63

Glossary.....................................................................64

Company Number: 1833679

                             THE COMPANIES ACT 1985


                            COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

 Adopted on 30 June 1999 pursuant to a Special Resolution passed on 24 May 1999

                                       OF

                    VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY


                              PRELIMINARY ARTICLES


1     TABLE A AND OTHER STANDARD REGULATIONS DO NOT APPLY
      The regulations in Table A of the Companies Act 1948, and any similar regulations in THE COMPANIES ACTS do not apply to the COMPANY.

2     THE MEANING OF WORDS AND PHRASES USED IN THE ARTICLES
2.1 The following table gives the meaning of certain words and phrases as they are used in these ARTICLES. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears. After the ARTICLES there is a Glossary which explains various words and phrases. The Glossary is not part of the MEMORANDUM or ARTICLES, and it does not affect their meaning. Throughout the ARTICLES, those words and expressions explained in this Article 2.1 are printed in BOLD and those explained in the Glossary are printed in italics.


WORDS AND PHRASES                  MEANING

ADJUSTED TOTAL OF CAPITAL          This is defined in Article 118.2.
AND RESERVES

ADR DEPOSITARY                     A custodian or other person or persons
                                   approved by the directors who (a) holds
                                   SHARES in the COMPANY under arrangements where either the custodian or some other person issues AMERICAN DEPOSITARY RECEIPTS which evidence AMERICAN DEPOSITARY SHARES representing SHARES in the COMPANY; and/or
                                   (b) is appointed by or on behalf of the
                                   COMPANY to hold SHARE WARRANTS.

AMERICAN DEPOSITARY                These represent SHARES in the COMPANY and
SHARES                             are evidenced by AMERICAN DEPOSITARY
                                   RECEIPTS.

WORDS AND PHRASES                  MEANING

AMERICAN DEPOSITARY                These represent AMERICAN DEPOSITARY SHARES
RECEIPTS                           either physically or in the form of DIRECT
                                   REGISTRATION RECEIPTS.

APPOINTED PROXY                    This is defined in Article 162.1.

APPROVED TRANSFER                  This is defined in Article 73.9, for
                                   the purposes of Article 73.

ARTICLES The COMPANY'S Articles of Association, including any changes made to them.

BEARER                             This is defined in Article 154.1.

CLASS MEETING                      This is defined in Article 40.1.

COMMON SEAL                        Any seal which the COMPANY may have under the
                                   COMPANIES ACTS and which the COMPANY may use to execute documents.

COMPANIES ACT 1985                 The Companies Act 1985, as amended by the
                                   Companies Act 1989.

COMPANIES ACTS                     The COMPANIES ACT 1985, the CREST
                                   REGULATIONS and other legislation relating to COMPANIES and affecting the COMPANY
                                   (including any orders, regulations or other subordinated legislation made under them) in force from time to time.

COMPANY Includes any company, corporate body and any corporation established anywhere in the world.

COMPANY REPRESENTATIVE             This is defined in Article 81.1.

THE COMPANY                        Vodafone AirTouch Public Limited Company.

CREST REGULATIONS                  The Uncertificated Securities Regulations
                                   1995.

DEFAULT SHARES                     This is defined in Article 73.1, for the
                                   purposes of Article 73.

DIRECT REGISTRATION RECEIPT        An AMERICAN DEPOSITARY RECEIPT in
                                   UNCERTIFICATED FORM, the ownership of which is recorded in the DIRECT REGISTRATION
                                   SYSTEM.

DIRECT REGISTRATION SYSTEM         The system maintained by the ADR DEPOSITARY
                                   in which the ADR DEPOSITARY records the
                                   ownership of DIRECT REGISTRATION RECEIPTS.

DIRECTION NOTICE                   This is defined in Article 73.3 for the
                                   purposes of Article 73.

ELECTED SHARES                     This is defined in Article 135.8.

ELECTRONIC MAIL                    Includes any electronic transmission in
                                   any form through any medium (including
                                   transmissions by fax).

EQUITY SECURITIES                  The meaning of equity securities is given in
                                   Section 94 COMPANIES ACT 1985.

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WORDS AND PHRASES                  MEANING

EQUITY SHARES                      Shares in the capital of the COMPANY which
                                   are regarded as equity SHARE capital
                                   pursuant to Section 744 COMPANIES ACT 1985.

FIXED RATE SHARES                  The 7 per cent cumulative fixed rate shares
                                   of(pound)1 each in the COMPANY.

GROUP This is defined in Article 118.2, for the purposes of Article 118.

LONDON STOCK EXCHANGE              London Stock Exchange Limited.

MEMORANDUM                         The Memorandum of Association of the COMPANY.

NON EQUITY SECURITIES              Securities which are not EQUITY SECURITIES.

OPERATOR CRESTCo Limited or any other operator of a RELEVANT SYSTEM under the CREST REGULATIONS.

ORDINARY SHAREHOLDER               A holder of the COMPANY'S ORDINARY SHARES.

ORDINARY SHARES                    Ordinary shares of U.S.$0.10 each in the
                                   COMPANY.

PAID-UP SHARE OR OTHER             Includes a SHARE or other security which is
SECURITY                           treated ("credited") as paid-up.

PAY Includes any kind of reward or payment for services.

PRESCRIBED PERIOD                  This is defined in Article 16.5, for the
                                   purposes of Article 16.

RECOGNISED CLEARING HOUSE          A clearing house granted recognition under
                                   the Financial Services Act 1986.

RECOGNISED INVESTMENT              An investment exchange granted recognition
EXCHANGE                           under the Financial Services Act 1986.

RECORD DATE                        This is defined in Article 168.1, for the
                                   purposes of Article 168.

REGISTER                           The COMPANY'S register of members.

REGISTERED OFFICE                  The COMPANY'S registered office.

RELEVANT COMPANY This is defined in Article 153.1, for the purposes of Article 153.

RELEVANT SECURITIES                The meaning of relevant securities is given
                                   in Section 80 of the COMPANIES ACT 1985.

RELEVANT SYSTEM                    A relevant system under the CREST
                                   REGULATIONS whose OPERATOR allows SHARES or other securities of the COMPANY to be transferred using that system.

RELEVANT VALUE                     This is defined in Article 135.4, for the
                                   purposes of Article 135.

WORDS AND PHRASES                  MEANING

RIGHTS of any share                The rights attached to a SHARE when it is
                                   issued, or afterwards.

RIGHTS ISSUE                       This is defined in Article 16.5, for the
                                   purposes of Article 16.

SECRETARY                          Any person appointed by the directors to do
                                   work as the company secretary including any assistant or deputy secretary.

SECURITIES OFFER                   This is defined in Article 159.3, for the
                                   purposes of Article 159.

SECURITIES SEAL                    A seal used to stamp securities issued by
                                   the COMPANY in CERTIFICATED FORM as evidence that the COMPANY has issued them.

SHARE WARRANT                      A share warrant to bearer issued by the
                                   COMPANY.

SHAREHOLDER                        A holder of the COMPANY'S SHARES.

SHAREHOLDERS' MEETING              A meeting of SHAREHOLDERS including both a
                                   General Meeting of the COMPANY and a CLASS
                                   MEETING.

SHARES Shares which are in issue at the relevant time.

STERLING                           The currency of the UNITED KINGDOM.

SUBSIDIARY                         A subsidiary as defined in Section 736 of
                                   the COMPANIES ACT 1985.

SUBSIDIARY UNDERTAKING             A subsidiary undertaking as defined in
                                   Section 258 of the COMPANIES ACT 1985.

TAKEOVER OFFER                     A takeover offer as defined in Section 428
                                   of the Companies Act 1985.

TERMS of a share                   The terms on which a SHARE was issued.

TRANSFER OFFICE                    The place where the REGISTER is kept.

UNITED KINGDOM                     Great Britain and Northern Ireland.

US DOLLARS                         The currency of the United States of America.

WORKING DAY                        A day on which banks in the UNITED KINGDOM
                                   are generally open for business, excluding
                                   Saturdays, Sundays and public holidays.


2.2 References to a DEBENTURE include DEBENTURE STOCK and references to a DEBENTURE HOLDER include a DEBENTURE STOCKHOLDER.

2.3 Where the ARTICLES refer to a person who is automatically entitled to a SHARE by law, this includes a person who is entitled to the SHARE as a result of the death, or bankruptcy, of a SHAREHOLDER.

2.4 Words which refer to a single number also refer to plural numbers, and the other way around.

2.5      Words which refer to males also refer to females and to other PERSONS.

2.6 References to a PERSON or PEOPLE include COMPANIES, unincorporated associations and so on.

2.7 References to OFFICERS include directors, managers and the SECRETARY, but not the COMPANY'S auditors.

2.8 References to the DIRECTORS are to the board of directors unless the way in which DIRECTORS is used does not allow this meaning.

2.9 Any headings in these ARTICLES are only included for convenience. They do not affect the meaning of the ARTICLES.

2.10 When an Act or other legislation or the ARTICLES are referred to, the version which is current at any particular time will apply.

2.11 Where the ARTICLES give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which the word is used does not allow this meaning.

2.12 Any word which is defined in the COMPANIES ACTS (excluding any modification to them by a further act or statutory instrument which is not in force when these ARTICLES are adopted) means the same in the ARTICLES, unless the ARTICLES define it differently, or the way in which the word is used is inconsistent with the definition given in the COMPANIES ACTS.

2.13 Where the ARTICLES say that anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution or an extraordinary resolution.

2.14 Where the ARTICLES refer to changing the amount of SHARES this means doing any or all of the following:

         o subdividing the SHARES into other SHARES with a smaller nominal value;

         o consolidating the SHARES into other SHARES with a larger nominal value; and

         o dividing SHARES which have been consolidated into SHARES with a larger nominal value than the original SHARES had.

2.15 Where the ARTICLES refer to any document being MADE EFFECTIVE this means being signed, sealed or executed in some other legally valid way.

2.16 Where the ARTICLES refer to MONTHS or YEARS, these are calendar months or years.

2.17 ARTICLES which apply to fully-paid SHARES can also apply to stock. References in those ARTICLES to SHARE or SHAREHOLDER include stock or stockholder.

2.18     Where the ARTICLES  refer to SHARES in  CERTIFICATED  FORM,  this means that ownership of the SHARES can be transferred using a written transfer document (rather than in accordance with the CREST REGULATIONS) and that a share certificate is usually issued to the owner.

2.19 Where the ARTICLES refer to SHARES in UNCERTIFICATED FORM, this means that ownership of the SHARES can be transferred in accordance with the CREST REGULATIONS without using a written transfer document and that no share certificate is issued to the owner.

2.20 Where the ARTICLES refer to A PERIOD OF CLEAR DAYS, the period does not include the date the notice is delivered, or treated as being delivered, nor the date of the General Meeting or other relevant event.


                                  SHARE CAPITAL

3        FORM OF THE COMPANY'S SHARE CAPITAL
         The COMPANY'S share capital at the date when these ARTICLES are adopted is (pound)50,000 and U.S.$816,000,000. This is made up of 50,000 7 per cent cumulative fixed rate shares of (pound)1 each and 8,160,000,000 ordinary shares of U.S.$0.10 each.


                                FIXED RATE SHARES

4        RIGHT OF FIXED RATE SHARES TO PROFITS
4.1 If the COMPANY has profits which are available for distribution and the directors resolve that these should be distributed, the holders of the FIXED RATE SHARES are entitled, before the holders of any other class of SHARES, to be paid in respect of each financial year or other accounting period of the COMPANY a fixed cumulative preferential dividend ("PREFERENTIAL DIVIDEND") at the rate of 7 per cent per annum on the nominal value of the FIXED RATE SHARES which is PAID-UP or treated as PAID-UP.

4.2 Subject to Article 4.3 below, the PREFERENTIAL DIVIDEND will be paid yearly, on 31 March in respect of each financial year ending on or before that date. If this date is not a WORKING DAY, the payment will be made on the next WORKING DAY.

4.3 When the COMPANY has to calculate a dividend on the FIXED RATE SHARES for a period other than a calendar year ending on 31 March (being another accounting period, the first dividend period arising for the FIXED RATE SHARES or otherwise), the daily dividend rate will be worked out by dividing the yearly dividend rate by 365 days. This daily rate will then be multiplied by the actual number of days which have passed in the relevant period, but not including the date of payment, to give the amount payable for that period.

4.4 Except as provided in this Article, the FIXED RATE SHARES do not have any other right to share in the COMPANY'S profits.

5        RIGHT OF FIXED RATE SHARES TO CAPITAL
5.1 If the COMPANY is wound up (but in no other circumstances involving a repayment of capital or distribution of assets to SHAREHOLDERS whether by reduction of capital, redeeming or buying back SHARES or otherwise), the holders of the FIXED RATE SHARES will be entitled, before the holders of any other class of SHARES to:

         o repayment of the amount paid up or treated as PAID UP on the nominal value of each FIXED RATE SHARE;

         o the amount of any dividend which is due for payment on, or after, the date the winding up commenced which is payable for a period ending on or before that date. This applies even if the dividend has not been declared or earned;

         o any arrears of dividend on any FIXED RATE SHARES held by them. This applies even if the dividend has not been declared or earned; and

         o a proportion of any dividend in respect of the financial year or other accounting period which began before the winding up commenced but ends after that date. The proportion will be the amount of the dividend that would otherwise have been payable for the period which ends on that date. This applies even if the dividend has not been declared or earned.

5.2 If there is a winding up to which Article 5.1 applies, and there is not enough to pay the amounts due on the FIXED RATE SHARES, the holders of the FIXED RATE SHARES will share what is available in proportion to the amounts to which they would otherwise be entitled. The holders of the FIXED RATE SHARES will be given preference over the holders of other classes of SHARES which rank behind them in sharing in the COMPANY'S assets.

5.3 Except as provided in this Article 5, the FIXED RATE SHARES do not have any other right to share in the COMPANY'S surplus assets.

6        VOTING RIGHTS OF FIXED RATE SHARES
6.1 The holders of the FIXED RATE SHARES are only entitled to receive notice of General Meetings, or to attend, speak and vote at General Meetings, as set out below.

         o If a resolution is to be proposed at the General Meeting to wind up the COMPANY, they are entitled to receive notice of the General Meeting and can attend, but are not entitled to speak or vote.

         o If a resolution is to be proposed at the General Meeting which would vary or abrogate the RIGHTS attached to the FIXED RATE SHARES, they are entitled to receive notice of the General Meeting and are entitled to attend, speak and vote but only in respect of such resolution or any motion to adjourn the General Meeting before such resolution is voted on.

6.2 If the holders of the FIXED RATE SHARES are entitled to vote at a General Meeting, each holder present in person or by proxy (or, being a COMPANY, by a COMPANY REPRESENTATIVE) has one vote on a show of hands and on a poll every holder who is present in person or by proxy (or, being a COMPANY, by a COMPANY REPRESENTATIVE) shall have one vote in respect of each fully paid FIXED RATE SHARE.

7        VARYING THE RIGHTS OF FIXED RATE SHARES
         The RIGHTS of the holders of the FIXED RATE SHARES will be regarded as being varied or abrogated if any resolution is passed for the reduction of the amount of capital paid up on the FIXED RATE SHARES but not for the repayment of the FIXED RATE SHARES at par.

         Accordingly, this can only take place if:

         o holders of at least three quarters in nominal value of the FIXED RATE SHARES agree in writing; or

         o an extraordinary resolution is passed at a separate CLASS MEETING by the holders of the FIXED RATE SHARES approving the proposal,

         in accordance with Article 40.

                                CHANGING CAPITAL

8        THE POWER TO INCREASE CAPITAL
         The SHAREHOLDERS can increase the COMPANY'S share capital by passing an ordinary resolution. The resolution must fix the:

         o    amount of the increase;

         o    nominal value of the new SHARES; and

         o currency or currencies in which the nominal value of such shares is to be expressed.

9        APPLICATION OF THE ARTICLES TO NEW SHARES
         The provisions of the ARTICLES about allotment, payment of calls, transfers, automatic entitlement by law, forfeiture, lien and all other things apply to new SHARES under Article 8 in the same way as if they were part of the COMPANY'S existing share capital.

10       THE POWER TO CHANGE CAPITAL
         The SHAREHOLDERS can pass ordinary resolutions to do any of the following:

         o consolidate, or consolidate and then divide, all or any part of the COMPANY'S share capital into new SHARES of a larger nominal value than the existing SHARES;

         o cancel any SHARES which have not been taken, or agreed to be taken, by any person at the date of the resolution, and reduce the amount of the COMPANY'S share capital by the amount of the cancelled SHARES;

         o divide some or all of the SHARES into SHARES which are of a smaller nominal value than is fixed in the MEMORANDUM. This is subject to any restrictions under the COMPANIES ACTS. The resolution can provide that, as between the SHARES resulting from such subdivision, different RIGHTS and restrictions which the COMPANY can apply to new SHARES may apply to all or any of the different divided SHARES.

11       FRACTIONS OF SHARES
11.1 If any SHARES are consolidated or divided, the directors have power to deal with any fractions of SHARES which result or any other difficulty that arises. If the directors decide to sell any SHARES representing fractions, they must do so for the best price reasonably obtainable and distribute the net proceeds of sale among SHAREHOLDERS in proportion to their fractional entitlements in accordance with their RIGHTS and interests. The directors can sell to any person (including the COMPANY, if the COMPANIES ACTS allow this) and can authorise any person to transfer those SHARES to the buyer or in accordance with the buyer's instructions. The buyer does not need to take any steps to see how any money he paid is used. Nor will his ownership be affected if the sale was irregular or invalid in any way.

11.2 So far as the COMPANIES ACTS allow, when SHARES are consolidated or divided, the directors can treat a SHAREHOLDER'S SHARES which are held in CERTIFICATED FORM and in UNCERTIFICATED FORM as separate shareholdings. The directors can also arrange for any SHARES which result from a consolidation or division and which represent rights to fractions of SHARES to be entered in the REGISTER as SHARES in CERTIFICATED FORM where this makes it easier to sell them.

12       THE POWER TO REDUCE CAPITAL
         The COMPANY'S SHAREHOLDERS can pass a special resolution to reduce in any way:

         o     the COMPANY'S share capital; or

         o any capital redemption reserve, share premium account or other undistributable reserve.

         This is subject to any restrictions under the COMPANIES ACTS.

13       BUYING BACK SHARES
         The COMPANY can buy back, or agree to buy back in the future, any SHARES of any class (including redeemable SHARES) in accordance with the COMPANIES ACTS. However, if the COMPANY has other SHARES in issue which are listed on the LONDON STOCK EXCHANGE and which are convertible at any time into the class of EQUITY SHARES to be repurchased, the holders of the convertible SHARES must first pass an extraordinary resolution approving the buy-back at a separate CLASS MEETING. A resolution is not required, however, if the terms on which the convertible SHARES were issued allow the buy-back.


                                     SHARES


14       THE SPECIAL RIGHTS OF NEW SHARES
14.1 If the COMPANY issues new SHARES, the new SHARES can have any RIGHTS or restrictions attached to them. The RIGHTS can take priority over the RIGHTS of existing SHARES, or existing SHARES can take priority over them, or the new SHARES and the existing SHARES can rank equally. These RIGHTS and restrictions can apply to sharing in the COMPANY'S profits or assets. Other RIGHTS and restrictions can also apply, for example to the right to vote.

14.2     The powers  conferred by Article 14.1 are subject to the  provisions of
         Article 14.5.

14.3 The RIGHTS and restrictions referred to in Article 14.1 can be decided by an ordinary resolution passed by the SHAREHOLDERS. The directors can also take these decisions if they do not conflict with any resolution passed by the SHAREHOLDERS.

14.4 If the COMPANIES ACTS allow this, the RIGHTS of any new SHARES can include RIGHTS for the holder and/or the COMPANY to have them redeemed.

14.5 The ability to attach particular RIGHTS and restrictions to new SHARES may be restricted by special rights previously given to holders of any existing SHARES.

15       THE DIRECTORS' POWER TO DEAL WITH SHARES
15.1 The directors can decide how to deal with any SHARES which have not been issued. The directors can:

         o allot them on any terms, which can include the right to transfer the allotment to another person before any person has been entered on the REGISTER. This is known as the right to RENOUNCE the allotment (see also Article 18);

         o grant options to give people a right to acquire SHARES in the future; or

         o     dispose of the SHARES in any other way.

15.2 The directors are free to decide with whom they deal, when they deal with the SHARES, and the terms on which they deal.

15.3     For the purposes of Article 15.1, the directors must comply with:

         o the provisions of the COMPANIES ACTS relating to authority, pre-emption rights and other matters; and

         o any resolution of a General Meeting which is passed under the COMPANIES ACTS.

16       THE DIRECTORS'  AUTHORITY TO ALLOT  "RELEVANT  SECURITIES"  AND "EQUITY
         SECURITIES"
16.1 This Article regulates the authority of the directors to allot RELEVANT SECURITIES and their power to allot EQUITY SECURITIES for cash.

16.2     The directors are authorised,  generally and without conditions,  under
         Section 80 of the COMPANIES ACT 1985, to allot RELEVANT SECURITIES. They are authorised to allot them for any PRESCRIBED PERIOD. The maximum amount of RELEVANT SECURITIES which the directors can allot in each PRESCRIBED PERIOD is the SECTION 80 AMOUNT.

16.3 Under the directors' general authority in Article 16.2, they have the power to allot EQUITY SECURITIES, entirely paid for in cash, free of the restriction in Section 89(1) of the COMPANIES ACT 1985. They have the power to allot them for any PRESCRIBED PERIOD. There is no maximum amount of EQUITY SECURITIES which the directors can allot when the allotment is in connection with a RIGHTS ISSUE. In all other cases, the maximum amount of EQUITY SECURITIES which the directors can allot is the SECTION 89 AMOUNT.

16.4 During any PRESCRIBED PERIOD, the directors can make offers and enter into agreements which would, or might, require SHARES or other securities to be allotted after that period has ended.

16.5     For the purposes of this Article:

         o RIGHTS ISSUE means an offer of EQUITY SECURITIES which is open for a period decided on by the directors to the people who are registered on a particular date (chosen by the directors) as holders of:

               (i) ORDINARY SHARES, in proportion to their holdings of ORDINARY SHARES; and

               (ii) other classes of EQUITY SECURITIES or NON EQUITY  SECURITIES which give them the right to receive the offer in accordance with their RIGHTS.

                 However, the directors can do the following things (and the issue will still be treated as a RIGHTS ISSUE for the purpose of this Article if they do so):

                 o sell any fractions of EQUITY SECURITIES to which people would be entitled and keep the net proceeds for the COMPANY'S benefit or make other appropriate arrangements to deal with such fractions;

                 o make the RIGHTS ISSUE subject to any limits or restrictions which the directors think are necessary or appropriate to deal with legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory or as a result of SHARES being represented by AMERICAN DEPOSITARY SHARES; or

                 o treat a SHAREHOLDER'S holdings in CERTIFICATED FORM and UNCERTIFICATED FORM as separate shareholdings.

                 o PRESCRIBED PERIOD means in the first instance the period ending on the date of the Annual General Meeting in 2000 or on 24 August 2000, whichever is the earlier. After this, the PRESCRIBED PERIOD means a period of no more than five years fixed by the SHAREHOLDERS by passing a resolution at a General Meeting. The SHAREHOLDERS can, by passing further resolutions, renew or extend this power (including the first PRESCRIBED PERIOD), for periods of no more than five years each. Such resolutions can take the form of:

                    o an ordinary resolution fixing a period under Article 16.2; or

                    o    a  special resolution  fixing  a  period under  Article
                         16.3; or

                    o    a  special resolution  fixing identical  periods  under
                         Article 16.2 and under Article 16.3; or

                    o    a  special resolution  fixing different  periods  under
                         Article 16.2 and under Article 16.3.

                 o The SECTION 80 AMOUNT for the first PRESCRIBED PERIOD is that fixed at the Extraordinary General Meeting of the COMPANY held on 24 May 1999, being U.S.$816,000,000. For any subsequent PRESCRIBED PERIOD the SECTION 80 AMOUNT is that stated in a relevant resolution passed by the SHAREHOLDERS at a General Meeting.

                 o The SECTION 89 AMOUNT for the first PRESCRIBED PERIOD is that fixed at the Extraordinary General Meeting of the COMPANY held on 24 May 1999, being U.S.$30,223,864. For any subsequent PRESCRIBED PERIOD the SECTION 89 AMOUNT is that stated in a relevant special resolution passed by the SHAREHOLDERS at a General Meeting.

                 o In working out any maximum amounts of securities referred to in this Article, the nominal value of rights to subscribe for SHARES, or to convert any securities into SHARES, will be taken as the nominal value of the SHARES which would be allotted if the subscription or conversion takes place.

17       POWER TO PAY COMMISSION AND BROKERAGE
17.1 The COMPANY can use all the powers given by the COMPANIES ACTS to pay commission or brokerage to any person who:

         o     applies, or agrees to apply, for any new SHARES; or

         o     gets  anybody  else to apply,  or agree  to  apply for,  any  new
               SHARES.

17.2 The rate per cent or amount of the commission paid or agreed to be paid must be disclosed as required by the COMPANIES ACTS and must not exceed 10 per cent of the price at which the SHARES in respect of which the commission is paid are issued (or an equivalent amount).

18       RENUNCIATIONS OF ALLOTTED BUT UNISSUED SHARES
         Where a SHARE has been allotted to a person but that person has not yet been entered on the REGISTER, the directors can recognise a transfer (called a renunciation) by that person of his right to the SHARE in favour of some other person. The ability to renounce allotments only applies if the terms on which the SHARE is allotted are consistent with renunciation. The directors can impose terms and conditions regulating
         renunciation   rights   and  can  allow
         renunciation rights to be participating securities (as defined in the CREST REGULATIONS) in their own right.

19       NO TRUSTS OR SIMILAR INTERESTS RECOGNISED
19.1 The COMPANY will only be affected by, or recognise, a current and absolute right to whole SHARES. The fact that any SHARE, or any part of a SHARE, may not be owned outright by the registered owner is not of any concern to the COMPANY, for example if a SHARE is held on any kind of trust.

19.2     The only exception to what is said in ARTICLE 19.1 is for any right:

         o     which is expressly given by these ARTICLES; or

         o     which the COMPANY has a legal duty to recognise.


                          SHARES IN UNCERTIFICATED FORM


20       HOLDING  SHARES  IN  UNCERTIFICATED   FORM  AND  EFFECT  OF  THE  CREST
         REGULATIONS

20.1 Subject to the ARTICLES and so far as the COMPANIES ACTS allow this, the directors can decide that any class of SHARES can:

         o be held in UNCERTIFICATED FORM and that title to such SHARES can be transferred using a RELEVANT SYSTEM; or

         o     no longer be held and transferred in UNCERTIFICATED FORM.

20.2 These ARTICLES do not apply to SHARES of any class which are held in UNCERTIFICATED FORM to the extent that the ARTICLES are inconsistent with the:

         o     holding of SHARES of that class in UNCERTIFICATED FORM;

         o transfer of title to SHARES of that class by means of a RELEVANT SYSTEM; or

         o     CREST REGULATIONS.


                               SHARE CERTIFICATES


21       CERTIFICATES
21.1 When a SHAREHOLDER is first registered as the holder of any class of SHARES in CERTIFICATED FORM, he is entitled to receive, free of charge, one certificate for all the SHARES in CERTIFICATED FORM of that class which he holds. If he holds SHARES of more than one class in CERTIFICATED FORM, he is entitled to receive a separate share certificate for each class.

21.2 The COMPANY must also observe any requirements of the CREST REGULATIONS when issuing share certificates. Where the COMPANIES ACTS allow, the COMPANY does not need to issue share certificates.

21.3 If a SHAREHOLDER receives more SHARES in CERTIFICATED FORM of any class he is entitled, without charge, to another certificate for the additional SHARES.

21.4 If a SHAREHOLDER transfers part of his SHARES covered by a certificate, he is entitled, free of charge, to a new certificate for the balance if the balance is also held in CERTIFICATED FORM. The old certificate will be cancelled.

21.5 The COMPANY does not have to issue more than one certificate for any SHARE in CERTIFICATED FORM, even if that SHARE is held jointly.

21.6 When the COMPANY delivers a certificate to one joint holder of SHARES in CERTIFICATED FORM, this is treated as delivery to all of the joint SHAREHOLDERS.

21.7 If requested in writing to do so, the COMPANY can deliver a certificate to a broker or agent who is acting for a person who is buying SHARES in CERTIFICATED FORM, or who is having SHARES transferred to him in CERTIFICATED FORM.

21.8 The directors can decide how share certificates are made effective. For example, they can be:

         o     signed by two directors or one director and the SECRETARY;

         o sealed with the COMMON SEAL or the SECURITIES SEAL (or in the case of SHARES on a branch REGISTER, an official seal for use in the relevant territory); or

         o printed, in any way, with a copy of the signature of those directors and the SECRETARY. The copy can be made or produced mechanically, electronically or in any other way the directors approve.

21.9 A share certificate must state the number and class of SHARES to which it relates and the amount PAID-UP on those SHARES. It cannot be for SHARES of more than one class.

21.10 If all the issued SHARES of the COMPANY, or a particular class of SHARES, are fully PAID UP and rank equally with each other for all purposes, none of those SHARES will (unless the directors pass a resolution to the contrary) have a distinguishing number as long as it remains fully PAID UP and ranks equally for all purposes with all the SHARES of the same class which are issued and fully PAID UP.

21.11 The time limit for the COMPANY to prepare a share certificate for SHARES in CERTIFICATED FORM is:

         o     one month after the allotment of a new SHARE;

         o five WORKING DAYS after a valid transfer of fully-paid shares is presented for registration; or

         o two months after a valid transfer of partly-paid shares is presented for registration.

21.12 Article 21.11 only applies to the extent that the terms of issue of SHARES do not provide otherwise.

21.13 Share certificates will also be prepared and sent earlier where the LONDON STOCK EXCHANGE requires it.

22       REPLACEMENT SHARE CERTIFICATES
22.1 If a SHAREHOLDER has four or more share certificates for SHARES of the same class which are in CERTIFICATED FORM, he can ask the COMPANY for these to be cancelled and replaced by a single new certificate. The COMPANY must comply with this request, without making a charge for doing so.

22.2 A SHAREHOLDER can ask the COMPANY to cancel and replace a single share certificate with two or more certificates, for the same total number of SHARES. The COMPANY, upon the payment by the SHAREHOLDER of a reasonable sum determined by the directors, must comply with this request.

22.3 A SHAREHOLDER can ask the COMPANY for a new certificate if the original is:

         o     damaged or defaced; or

         o     lost, stolen, or destroyed.

22.4 If a certificate has been damaged or defaced, the COMPANY can require satisfactory evidence and for the certificate to be delivered to it before issuing a replacement. If a certificate is lost, stolen or destroyed, the COMPANY can require satisfactory evidence, together with an indemnity, before issuing a replacement. In each case the directors can impose such other terms as they think fit.

22.5 The directors can require the SHAREHOLDER to pay the COMPANY'S exceptional out-of-pocket expenses for issuing any share certificates under Article 22.3.

22.6 Any one joint SHAREHOLDER can request replacement certificates under this Article.


                                 CALLS ON SHARES


23       THE DIRECTORS CAN MAKE CALLS ON SHARES
         The directors can call on SHAREHOLDERS to pay any money which has not yet been paid to the COMPANY for their SHARES. This includes both the nominal value of the SHARES and any premium which may be payable. If the TERMS OF ISSUE of the SHARES allow this, the directors can:

         o     make calls as often, and whenever, they think fit;

         o     decide when and where the money is to be paid;

         o     decide that the money can be paid by instalments; or

         o     wholly or partly revoke or postpone any call.

         A call is treated as having been made as soon as the directors pass a resolution authorising it.


24       THE LIABILITY FOR CALLS
24.1 A SHAREHOLDER who has received at least 14 days' notice giving details of the amount called, the time (or times) and place for payment must pay the call as required by the notice. Joint SHAREHOLDERS are liable jointly and severally to pay any money called for in respect of their SHARES.

24.2 A SHAREHOLDER due to pay the amount called shall still have to pay the call even if, after the call was made, he transfers the SHARES to which the call related.

25       INTEREST AND EXPENSES ON UNPAID CALLS
         If a call is made and the money due remains unpaid, the SHAREHOLDER is liable to pay interest on the money and any expenses incurred by the COMPANY because of his failure to pay the call on time. The interest will run from the day the money is due until it has actually been paid. The yearly interest rate will be a reasonable rate fixed by the directors (or, where they do not fix a reasonable rate, 10 per cent). The directors can decide not to charge any or all of such expenses and interest.

26 SUMS WHICH ARE PAYABLE WHEN A SHARE IS ALLOTTED ARE TREATED AS A CALL If the TERMS OF A SHARE require any money to be paid at the time the SHARE is allotted, or at any fixed date (whether in relation to the nominal value of the SHARES or any premium which may apply), then the liability to pay the money will be treated in the same way as a liability for a valid call for money on SHARES which is due on the same date. If this money is not paid, everything in the ARTICLES relating to non-payment of calls applies. This includes ARTICLES which allow the COMPANY to forfeit or sell SHARES and to claim interest.

27       CALLS CAN BE FOR DIFFERENT AMOUNTS
         On an issue of SHARES, if the TERMS OF SUCH SHARES allow, the directors can decide that allottees or the subsequent holders of such SHARES can be called on to pay different amounts, or that they can be called on at different times.

28       PAYING CALLS EARLY

28.1 The directors can accept payment in advance of some or all of the money due from a SHAREHOLDER before he is called on to pay the money. The directors can agree to pay interest on money paid in advance until it would otherwise be due to the COMPANY at a rate (up to a maximum yearly interest rate of 10 per cent) agreed between the directors and the SHAREHOLDER.

28.2 The money which is paid in advance in this way shall not be included in calculating the dividend payable on the SHARES in respect of which the money paid in advance has been paid.


                                FORFEITING SHARES


29       NOTICE FOLLOWING NON-PAYMENT OF A CALL
         Articles 29 to 39 apply if a SHAREHOLDER fails to pay the whole amount of a call, or an instalment of a call, by the date on which it is due. The directors can serve a notice on him any time after the date on which the call or the instalment is due, if the whole amount immediately due has not been paid.

46       CONTENTS OF THE NOTICE
         A notice served under Article 29 must:

         o demand payment of the amount immediately payable, plus any interest;

         o give a date by when the total must be paid, but this must be at least 14 days after the notice is served on the SHAREHOLDER;

         o     state where the payment(s) must be made; and

         o state that if the full amount demanded is not paid by the time and place stated, the COMPANY can forfeit the SHARES on which the call or instalment was due.

31       FORFEITURE IF THE NOTICE IS NOT COMPLIED WITH
         If a notice served under Article 29 is not complied with, the SHARES to which it relates can be forfeited at any time while any amount (including interest) is still outstanding. This is done by the directors passing a resolution stating that the SHARES have been forfeited.

32       FORFEITURE WILL INCLUDE UNPAID DIVIDENDS
         All dividends which are due on (and other money payable in respect of) the forfeited SHARES, but not yet paid, will also be forfeited.

33       DEALING WITH FORFEITED SHARES
33.1 The directors can sell, dispose of or re-allot any forfeited SHARE on any terms and in any way that they decide. The COMPANY may keep the consideration received from doing this. The directors can, if necessary, authorise any person to transfer a forfeited SHARE to any other person and may cause such other person to be registered as the holder of the SHARE.

33.2 The new SHAREHOLDER'S ownership of the SHARE will not be affected if the steps taken to forfeit the SHARE, or the sale or disposal of the SHARE, were invalid or irregular, or if anything that should have been done was not done, and the new SHAREHOLDER is not obliged to enquire as to how the purchase money (if any) is used.

34       CANCELLING FORFEITURE
34.1 After a SHARE has been forfeited, the directors can cancel the forfeiture. But they can only do this before the SHARE has been sold, re-allotted or disposed of. This can be on any terms that they decide.

34.2 If a SHARE has not been sold or disposed of after three years from the date of forfeiture, the directors must cancel the SHARE.

35       THE POSITION OF SHAREHOLDERS AFTER FORFEITURE
35.1 A SHAREHOLDER loses all rights in connection with forfeited SHARES. If the SHARES are in CERTIFICATED FORM, he must surrender any certificate for those SHARES to the COMPANY for cancellation. A person is still liable to pay calls which have been made, but not paid, before the forfeiture of his SHARES. He must also pay interest on the unpaid amount (at the rate of interest which was payable on the unpaid amount before the forfeiture) until it is paid. If no interest was payable before the forfeiture on the unpaid amount, the directors can fix the rate of interest on the unpaid amount, but it must not be more than 10 per cent a year, until it is paid.

35.2 The SHAREHOLDER continues to be liable for all claims and demands which the COMPANY could have made relating to the forfeited SHARE. He is not entitled to any credit for the value of the SHARE when it was forfeited or for money received by the COMPANY under Article 33, unless the directors decide to allow credit for all or any of that value. The directors may also decide to waive any payment due either completely or in part.


                           LIENS ON PARTLY PAID SHARES


36       THE COMPANY'S LIEN ON SHARES
         The COMPANY has a lien on all partly-paid SHARES. This lien has priority over claims of others to the SHARES and extends to all dividends and other money payable on the SHARES or in respect of them. This lien is for any money owed to the COMPANY for the SHARES. The directors can decide to give up any lien which has arisen or that any SHARE for a specified period of time be entirely or partly exempt from this Article. They can also decide to suspend any lien which would otherwise apply to particular SHARES. Unless otherwise agreed, the registration of a transfer of any SHARE over which the COMPANY has a lien shall operate as a waiver of that lien.

37       ENFORCING THE LIEN BY SELLING THE SHARES
37.1 If the directors want to enforce the lien referred to in Article 36, they can sell some or all of the SHARES in any way they decide. The directors can authorise someone to transfer the SHARES sold. But they cannot sell the SHARES until all of the following conditions are met:

         o     the money owed by the SHAREHOLDER must be immediately payable;

         o the directors must have given a written notice to the SHAREHOLDER. This notice must say how much is due. It must also demand that this money is paid, and say that the SHAREHOLDER'S SHARES can be sold if the money is not paid;

         o the written notice must have been served on the SHAREHOLDER, or on any person who is automatically entitled to the SHARES by law; and

         o the money has not been paid by at least 14 days after the notice has been served.

37.2 The new SHAREHOLDER'S ownership of the SHARE will not be affected if the sale or disposal of the SHARE was invalid or irregular, or if anything that should have been done was not done and is not obliged to enquire as to how the purchase money (if any) is used.

38       USING THE PROCEEDS OF THE SALE
         If the directors sell any SHARES under Article 37, the net proceeds will first be used to pay off the amount which is then payable to the COMPANY. The directors will pay any money left over to the former SHAREHOLDER, or to any person who would otherwise be automatically entitled to the SHARES by law provided that the COMPANY'S lien will also apply to any money left over, to cover any money still due to the COMPANY which is not yet payable: the COMPANY has the same rights over this money as it had over the SHARES immediately before they were sold. If the SHARES are in CERTIFICATED FORM, the COMPANY need not pay over anything left under this Article until the certificate representing the SHARES sold has been delivered to the COMPANY for cancellation.

39       EVIDENCE  OF  FORFEITURE  OR  ENFORCEMENT  OF LIEN
         A director, or the SECRETARY, can make a statutory declaration declaring:

         o     that he is a director or the SECRETARY of the COMPANY;

         o that a SHARE has been properly forfeited or sold to satisfy a lien under the ARTICLES; and

         o     when the SHARE was forfeited or sold.

         This will be conclusive evidence of these facts which cannot be disputed as against all persons claiming to be entitled to the SHARE.

                              CHANGING SHARE RIGHTS


40       CHANGING THE SPECIAL RIGHTS OF SHARES
40.1 If the COMPANY'S share capital is split into different classes of SHARE, and if the COMPANIES ACTS allow this and unless the ARTICLES or RIGHTS attached to any class of SHARE say otherwise, the special rights which are attached to any of these classes of SHARE can be varied or abrogated if this is approved by an extraordinary resolution in accordance with Articles 40 and 41. This must be passed at a separate meeting of the holders of the relevant class of SHARES. This is called a CLASS MEETING. Alternatively, the holders of at least three-quarters of the existing SHARES of the relevant class (by nominal value) can give their consent in writing.

40.2 The special rights of a class of SHARES can be varied or abrogated while the COMPANY is a going concern, or while the COMPANY is being wound up, or if winding up is being considered.

40.3 All the ARTICLES relating to General Meetings apply, with any necessary changes, to a CLASS MEETING, but with the following adjustments:

         o At least two people who hold (or who act as proxies for) at least one third of the total nominal value of the existing SHARES of the class are a quorum. However, if this quorum is not present at an adjourned CLASS MEETING, one person who holds SHARES of the class, or his proxy, is a quorum, regardless of the number of SHARES he holds.

         o Anybody who is personally present, or who is represented by a proxy, can demand a poll.

         o On a poll, the holders of SHARES will have one vote for every SHARE of the class which they hold.

40.4 This Article also applies to the variation or abrogation of special rights of SHARES forming part of a class. Each part of the class which is being treated differently is viewed as a separate class in operating this Article.

41       MORE ABOUT THE SPECIAL RIGHTS OF SHARES
         The special rights of SHARES or of any class of SHARES are not regarded as varied or abrogated if:

         o new SHARES are created, or issued, which rank equally with or behind those SHARES or that class of SHARES in sharing in profits or assets of the COMPANY;

         o     the COMPANY buys back its own SHARES.

         But this does not apply if the terms of the SHARES or class of SHARES expressly provide otherwise.


                               TRANSFERRING SHARES


42       SHARE TRANSFERS
42.1 Unless the ARTICLES provide otherwise, any SHAREHOLDER can transfer some or all of his SHARES to another person.

42.2 Every transfer of SHARES in CERTIFICATED FORM must be in writing, and either in the usual standard form, or in any other form approved by the directors.

42.3 Transfers of UNCERTIFICATED SHARES are to be carried out using a RELEVANT SYSTEM and must comply with the CREST REGULATIONS.

43       MORE ABOUT TRANSFERS OF SHARES IN  CERTIFICATED  FORM
43.1 The transfer form for SHARES in CERTIFICATED FORM must be delivered to the TRANSFER OFFICE (or any other place the directors may decide). The directors may refuse to recognise a transfer unless the transfer form:

         o has with it the share certificate for the SHARES to be transferred and any other evidence which the directors ask for to prove that the person wishing to make the transfer is entitled to do this;

         o is properly stamped (for payment of stamp duty) where this is required;

         o     is being used to transfer only one class of SHARES; and

         o     is in favour of not more than four joint holders.

43.2 However, if a transfer is by a RECOGNISED CLEARING HOUSE or its nominee or by a RECOGNISED INVESTMENT EXCHANGE, a share certificate is only needed if a certificate has been issued for the SHARES in question.

43.3 If the SHARE being transferred is a fully PAID-UP SHARE, a share transfer form must be signed by the person making the transfer. If the transfer is being made by a company, the share transfer form does not need to be under that COMPANY'S seal.

43.4 If the SHARE being transferred is not a fully PAID-UP SHARE a share transfer form must also be signed by the person to whom the SHARE is being transferred. If the transfer is being made to a COMPANY, the transfer form does not need to be under that COMPANY'S seal.

43.5 The person making a transfer of SHARES will be treated as continuing to be the SHAREHOLDER until the name of the person to whom a SHARE is being transferred is put on the REGISTER for that SHARE.

43.6 No fee is payable to the COMPANY for transferring SHARES or registering changes relating to the ownership of SHARES.

44       THE COMPANY CAN REFUSE TO REGISTER CERTAIN TRANSFERS
44.1 The directors can refuse to register a transfer of any SHARES in CERTIFICATED FORM which are not fully PAID-UP. They do not have to give any reasons for refusing. But, if any of those SHARES are listed on the LONDON STOCK EXCHANGE, the directors cannot refuse to register a transfer if this would stop dealings in the SHARES from taking place on an open and proper basis.

44.2 If the directors decide not to REGISTER a transfer of a SHARE, they must notify the person to whom such SHARE was to be transferred. This must be done no later than two months after the COMPANY receives the transfer (in the case of a SHARE in CERTIFICATED FORM).

45       CLOSING THE REGISTER
         The directors can decide to suspend the registration of transfers by closing the REGISTER. This can be for part of a day, a day, or more than a day. Suspension periods can vary between different classes of SHARES. But the REGISTER cannot be closed for more than 30 days a year.

         In the case of SHARES in UNCERTIFICATED FORM, the REGISTER must not be closed without the consent of the OPERATOR of a RELEVANT SYSTEM.

46       OVERSEAS BRANCH REGISTERS
         The COMPANY can use all the powers that the COMPANIES ACTS give to keep an overseas branch register. The directors can make and change any regulations they decide on relating to this register, as long as the COMPANIES ACTS allow this.


                 PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW


47       WHEN A SHAREHOLDER DIES
47.1 When a sole SHAREHOLDER dies (or a SHAREHOLDER who is the last survivor of joint SHAREHOLDERS dies), his legal personal representatives will be the only people whom the COMPANY will recognise as being entitled to his SHARES.

47.2 If a SHAREHOLDER who is a joint SHAREHOLDER dies, the remaining joint SHAREHOLDER or SHAREHOLDERs will be the only people who the COMPANY will recognise as being entitled to his SHARES.

47.3 This Article does not discharge the estate of any joint SHAREHOLDER from any liability.

48       REGISTERING PERSONAL REPRESENTATIVES
         A person who becomes automatically entitled to a SHARE by law can either be registered as the SHAREHOLDER, or can select some other person to whom the SHARE is to be transferred. The person who is automatically entitled by law must provide any evidence of his entitlement which is reasonably required by the directors.

49       A PERSON WHO WANTS TO BE REGISTERED MUST GIVE NOTICE
         If a person who is automatically entitled to SHARES by law wants to be registered as a SHAREHOLDER, he must deliver or send a notice to the COMPANY saying that he has made this decision. He must sign this notice, and it must be in the form which the directors require. This notice will be treated as a transfer form and all of the provisions of these ARTICLES about registering transfers of SHARES apply to it. The directors have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the SHARES.

50       HAVING ANOTHER PERSON REGISTERED
         If a person who is automatically entitled to a SHARE by law wants the SHARE to be transferred to another person, he must do the following:

         o for a SHARE in CERTIFICATED FORM sign a transfer form to the person he has selected; and

         o for a SHARE in UNCERTIFICATED FORM transfer such SHARE using a RELEVANT SYSTEM.

         The directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the SHARES.

51       THE RIGHTS OF PEOPLE AUTOMATICALLY ENTITLED TO SHARES BY LAW
51.1 A person who is automatically entitled to a SHARE by law is entitled to any dividends or other money relating to the SHARE, even though he is not registered as the holder of that SHARE. However, if the directors have served a notice on any such person requesting him to choose between registering himself or transferring the SHARE, and such person does not comply with the notice within 90 days, the directors can withhold the dividend and other money until the notice has been properly complied with.

51.2 Unless and until he is registered as a SHAREHOLDER the person automatically entitled to a SHARE by law is not entitled:

         o to receive notices of General Meetings, or to attend or vote at these meetings; and

         o (subject to Article 51.1) to any of the other rights and benefits of being a SHAREHOLDER,

         unless the directors decide to allow this.


                        SHAREHOLDERS WHO CANNOT BE TRACED


52       SHAREHOLDER WHO CANNOT BE TRACED
52.1 The COMPANY can sell any SHARES at the best price reasonably obtainable if:

         o during the previous 12 years, at least three dividends on the SHARES have been payable and none has been claimed;

         o after this 12-year period, the COMPANY announces that it intends to sell the SHARES by placing an advertisement in a UNITED KINGDOM national newspaper and in a newspaper appearing in the area which includes the address held by the COMPANY for serving notices relating to the SHARES;

         o during this 12-year period, and for three months after the last advertisement appears in the newspapers, the COMPANY has received no indication as to the whereabouts or existence of the SHAREHOLDER or any person who is automatically entitled to the SHARES by law; and

         o where the SHARES are listed on the LONDON STOCK EXCHANGE, the COMPANY has notified the LONDON STOCK EXCHANGE that it intends to sell the SHARES.

52.2 To sell any SHARES in this way, the COMPANY can authorise any person to transfer the SHARES. This transfer will be just as effective as if it had been made by the registered holder of the SHARES, or by a person who is automatically entitled to the SHARES by law. The ownership of the person to whom the SHARES are transferred will not be affected even if the sale is irregular or invalid in any way.

52.3 The net sale proceeds belong to the COMPANY until claimed under this Article, but it must pay these to the SHAREHOLDER who could not be traced, or to the person who is automatically entitled to the SHARES by law, if that SHAREHOLDER, or that other person, asks for it.

52.4 The COMPANY must record the name of that SHAREHOLDER, or the person who was automatically entitled to the SHARES by law, as a creditor for this money in its accounts. The money is not held on trust, and no interest is payable on the money. The COMPANY can keep any money which it has earned on the net sale proceeds. The COMPANY can use the money for its business, or it can invest the money in any way that the directors decide. But the money cannot be invested in the COMPANY'S SHARES, or in the SHARES of any holding company of the COMPANY.

52.5 In the case of UNCERTIFICATED SHARES, this Article is subject to any restrictions which apply under the CREST REGULATIONS.


                                GENERAL MEETINGS


53       THE ANNUAL GENERAL MEETING
         Except as provided in the COMPANIES ACTS, each year the COMPANY must hold an Annual General Meeting, in addition to any other General Meetings which are held in the year. The notice calling the Annual General Meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The Annual General Meeting must be held in accordance with the COMPANIES ACTS. The directors must decide when and where to hold the Annual General Meeting.

54       EXTRAORDINARY GENERAL MEETINGS
         If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting.

55       CALLING AN EXTRAORDINARY GENERAL MEETING
         The directors can decide to call an Extraordinary General Meeting at any time. Extraordinary General Meetings must also be called promptly in response to a requisition by SHAREHOLDERs under the COMPANIES ACTS. If an Extraordinary General Meeting is not called in response to such a request by SHAREHOLDERs, it can be called by the SHAREHOLDERS who requested the Extraordinary General Meeting in accordance with the COMPANIES ACTS. Any Extraordinary General Meeting requisitioned in this way by SHAREHOLDERS shall be called in the same manner as nearly as possible to that in which General Meetings are called by the directors. The directors must decide when and where to hold an Extraordinary General Meeting.

56       NOTICE OF GENERAL MEETINGS
56.1 At least 21 clear days' notice in writing (or, where the COMPANIES ACTS permit, by ELECTRONIC MAIL) must be given for every Annual General Meeting and for any other General Meeting where it is proposed to pass a special resolution or to pass some other resolution of which special notice under the COMPANIES ACTS has been given to the COMPANY. For every other General Meeting at least 14 clear days' notice in writing (or, where the COMPANIES ACTS permit, by ELECTRONIC MAIL) must be given.

         However, a shorter period of notice can be given:

         o for an Annual General Meeting, if all the SHAREHOLDERs entitled to attend and vote agree; or

         o for an Extraordinary General Meeting, if a majority of the SHAREHOLDERS entitled to attend and vote agree and those SHAREHOLDERS hold at least 95 per cent by nominal value of the SHARES which can be voted at the meeting.

56.2     Any notice of General Meeting must state:

         o     where the General Meeting is to be held;

         o     the date and time of the General Meeting;

         o     the general nature of the business of the General Meeting;

         o if any resolution will be proposed as a special resolution or extraordinary resolution; and

         o in a reasonably prominent place that a SHAREHOLDER entitled to attend and vote can appoint one or more proxies (who need not be SHAREHOLDERs) to attend, speak and vote instead of that SHAREHOLDER.

56.3 Notices of General Meetings must be given to the SHAREHOLDERS, except in cases where the ARTICLES or the RIGHTS attached to the SHARES state that the holders are not entitled to receive them from the COMPANY. Notice must also be given to the COMPANY'S auditors. The day when the notice is served (see Article 144), or is treated as served, and the day of the General Meeting do not count towards the period of notice. In relation to any class of SHARES some of which are in UNCERTIFICATED FORM the COMPANY can decide that only people who are entered on the REGISTER at the close of business on a particular day are entitled to receive such a notice. That day shall be a day chosen by the COMPANY and falling not more than 21 days before the notice is sent.

56.4 Unless the COMPANIES ACT 1985 does not require it, the COMPANY must, on the requisition in writing of such number of SHAREHOLDERs as is specified in the COMPANIES ACT 1985, send to SHAREHOLDERS:

         o entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be proposed and is intended to be proposed at that meeting; and

         o entitled to receive notice of any General Meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

         Notice of any such resolution shall be given, and any such statement shall be circulated, to SHAREHOLDERS of the COMPANY entitled to have notice of the General Meeting sent to them. The cost of this, unless the COMPANY decides otherwise, must be borne by the requisitionists.


                         PROCEEDINGS AT GENERAL MEETINGS


57       THE CHAIRMAN OF A GENERAL MEETING
57.1 The Chairman of the directors will be the chairman at every General Meeting, if he is present and willing to take the chair.

57.2 If the COMPANY does not have a Chairman, or if the Chairman is not present and willing to chair the General Meeting, a Deputy Chairman will chair the meeting if he is present and willing to take the chair.

57.3 Where there is more than one Deputy Chairman at a General Meeting and there is more than one present, and the Chairman is not there, the Deputy Chairman to take the chair will be the longest serving Deputy Chairman present.

57.4 If the COMPANY does not have a Chairman or a Deputy Chairman, or if neither the Chairman or any Deputy Chairman are present and willing to chair the General Meeting, after waiting ten minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman. If there is only one director present, he will be chairman if he is willing.

57.5 If there is no director present and willing to be chairman, then the SHAREHOLDERS who are personally present at the General Meeting and entitled to vote will decide which one of them is to be chairman.

57.6 To avoid any doubt, nothing in these ARTICLES restricts or excludes any of the powers or rights of a chairman of a meeting which are given by the general law.


58       SECURITY, AND OTHER ARRANGEMENTS AT GENERAL MEETINGS
         Either the chairman of a General Meeting, or the SECRETARY, can take any action he considers necessary for:

         o     the safety of people attending a General Meeting; or

         o     proper and orderly conduct at a General Meeting.

59       OVERFLOW MEETING ROOMS
         The directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room must have a live video and two way sound link with the main room for the General Meeting, where the chairman will be. The video and sound link must enable those in all the rooms to see and hear what is going on in the other rooms. The notice of the General Meeting does not have to give details of any arrangements under this Article. The directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the General Meeting will be treated as being held, and taking place, in the main room.

60       THE QUORUM NEEDED FOR GENERAL MEETINGS
         Before a General Meeting starts to conduct business, there must be a quorum present. If there is not, the meeting cannot carry out any business. Unless other Articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be personally present or proxies for SHAREHOLDERS or duly authorised COMPANY representatives or a combination of SHAREHOLDERS, duly authorised COMPANY REPRESENTATIVES for COMPANIES and proxies.

61       THE PROCEDURE IF THERE IS NO QUORUM
61.1 This Article 61 applies if a quorum is not present either within 30 minutes of the time fixed for a General Meeting to start or within any longer period (being no longer than an hour from the time fixed for the General Meeting to start) on which the chairman may decide. If the General Meeting was called by SHAREHOLDERS it is cancelled. Any other General Meeting is adjourned to the same day in the next week (or if that day is a public holiday, then the next day which is not a Saturday, Sunday or public holiday) at the same time and place or to any other day and time and place which the directors decide.

61.2 If a quorum is not present within 15 minutes of the time fixed for the start of the adjourned meeting, the adjourned General Meeting shall be cancelled.

62       ADJOURNING MEETINGS
62.1 The chairman of a General Meeting can adjourn a meeting which has a quorum present, if this is agreed by those present at the General Meeting. This can be to a time, date and place proposed by the chairman or may be an indefinite adjournment. The chairman must adjourn the General Meeting if the General Meeting directs him to. In these circumstances the General Meeting will decide how long the adjournment will be, and where it will adjourn to. If a General Meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned General Meeting.

62.2 General Meetings can be adjourned more than once. But if a General Meeting is adjourned for more than 30 days or indefinitely, at least seven days' notice must be given of the adjourned General Meeting in the same way as was required for the original General Meeting. If a General Meeting is adjourned for less than 30 days, there is no need to give notice of the adjourned General Meeting, or about the business to be considered there.

62.3 An adjourned General Meeting can only deal with business that could have been dealt with at the original General Meeting before it was adjourned.

63       AMENDING RESOLUTIONS
         If the chairman of a General Meeting, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.


                                VOTING PROCEDURES


64       HOW VOTES ARE TAKEN
64.1 If an ordinary resolution or any question is put to the vote at a General Meeting, it will be decided by a show of hands of the SHAREHOLDERS present in person or by proxy, unless a poll is demanded when, or before, the result of the show of hands is declared by the chairman. A poll can be demanded by:

         o     the chairman of the General Meeting;

         o at least two SHAREHOLDERS at the General Meeting (including proxies of SHAREHOLDERS entitled to vote) who are entitled to vote;

         o one or more SHAREHOLDERS at the General Meeting who are entitled to vote (including proxies of SHAREHOLDERS entitled to vote) and who have, between them, at least 10 per cent of the total votes of all SHAREHOLDERS who have the right to vote at the General Meeting; or

         o one or more SHAREHOLDERS who have SHARES which allow them to vote at the General Meeting (including proxies of SHAREHOLDERS entitled to vote), where the total amount which has been PAID UP on their SHARES is at least 10 per cent of the total sum paid up on all SHARES which give the right to vote at the General Meeting.

64.2 All special resolutions and extraordinary resolutions shall only be decided on a poll.

64.3 A demand for a poll can be withdrawn if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chairman of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand.

65       HOW A POLL IS TAKEN
65.1 If a poll is demanded or held in the way allowed by the ARTICLES, the chairman of the General Meeting can decide where, when and how it will be carried out. The result is treated as the decision of the General Meeting where the poll was demanded, even if the poll is carried out after the General Meeting.

65.2     The chairman can:

         o     decide that a ballot, voting papers or tickets will be used;

         o     appoint one or more scrutineers (who need not be SHAREHOLDERS);

         o decide to adjourn the General Meeting to such day, time and place as he decides for the result of the poll to be declared.

65.3 If a poll is called, a SHAREHOLDER can vote either personally or by his proxy. If a SHAREHOLDER votes on a poll, he does not have to use all of his votes or cast all his votes in the same way.

66       WHERE THERE CANNOT BE A POLL
         Notwithstanding any other provision in these ARTICLES, a poll is not allowed on a vote to elect a chairman of a General Meeting, nor is a poll allowed on a vote to adjourn a General Meeting, unless the chairman of the General Meeting demands a poll.

67       A GENERAL  MEETING  CONTINUES  AFTER A POLL IS  DEMANDED
         A demand  for a poll on a  particular  matter  does not stop a  General
         Meeting from continuing and dealing with matters other than the question on which the poll was demanded.

68       TIMING OF A POLL
         A poll on a resolution to adjourn the General Meeting must be taken immediately at the General Meeting. Any other poll can either be taken immediately at the General Meeting or within 30 days from the date it was demanded and at a time and place decided on by the chairman. No notice is required for a poll which is not taken immediately if the time and place at which it is to be taken are announced at the General Meeting at which it is demanded. In any other case, at least seven clear days' notice must be given specifying the time and place at which the poll is to be taken.

69       THE CHAIRMAN'S CASTING VOTE
         If the votes are equal, either on a show of hands or on a poll, the chairman of the General Meeting is entitled to a further, casting vote. This is in addition to any other votes which the chairman may have as a SHAREHOLDER, or as a proxy.

70       THE EFFECT OF A DECLARATION BY THE CHAIRMAN
         The following applies when there is a vote by a show of hands, and no poll is demanded, or any demand for a poll is withdrawn. A corresponding entry in the minute book is conclusive proof of the following declarations by the chairman of the General Meeting:

         o     a resolution has been carried;

         o     a resolution has been carried unanimously;

         o     a resolution has been carried by a particular majority;

         o     a resolution has been lost; or

         o     a resolution has been lost by a particular majority.

         There is no need to prove the validity, number, or proportion of votes recorded for or against a resolution.


                                  VOTING RIGHTS


71       THE VOTES OF SHAREHOLDERS
         At a General Meeting, on a show of hands every SHAREHOLDER who is present in person and every person present who has been duly appointed as a proxy shall have one vote, provided that each such person is entitled to attend and vote at that General Meeting. Where there is a poll, a SHAREHOLDER who is present in person (or by proxy) who is entitled to be present and to vote has one vote for every SHARE which he holds. This is subject to any special rights or restrictions which are given to any class of SHARES by, or in accordance with, the ARTICLES.

72       SHAREHOLDERS WHO OWE MONEY TO THE COMPANY
         Unless the ARTICLES provide otherwise, the only people who are entitled to attend and/or vote at General Meetings or to exercise any other right conferred by being a SHAREHOLDER in relation to General Meetings, are SHAREHOLDERS who have paid the COMPANY all calls, and all other sums, relating to their SHARES which are due at the time of the General Meeting. This applies both to attending the General Meeting personally and to appointing a proxy.

73       SUSPENSION OF RIGHTS ON NON-DISCLOSURE OF INTEREST
73.1 This Article applies if any SHAREHOLDER, or any person appearing to be interested in SHARES held by that SHAREHOLDER, has been properly served with a notice under Section 212 of the COMPANIES ACT 1985, requiring information about interests in SHARES, and has failed for a period of 14 days from the date of the notice to supply to the COMPANY the information required by that notice. Then (subject to the provisions of this Article and unless the directors otherwise decide) the SHAREHOLDER is not (for so long as the failure continues) entitled to attend or vote either personally or by proxy at a SHAREHOLDERS' MEETING or to exercise any other right in relation to a SHAREHOLDERS' MEETING as holder of:

         o the SHARES in relation to which the default occurred (called DEFAULT SHARES);

         o     any further SHARES which are issued in respect of DEFAULT SHARES;
               and

         o     any other  SHARES  held by the  SHAREHOLDER  holding  the DEFAULT
               SHARES.

73.2     Any person who acquires  SHARES subject to  restrictions  under Article
         73.1 is subject to the same restrictions, unless:

         o     the transfer was an APPROVED TRANSFER (see Article 73.9); or

         o the transfer was by a SHAREHOLDER who was not himself in default in supplying the information required by the notice under Article
               73.1 and a certificate in accordance with Article 73.3 is provided.

73.3 Where the default SHARES represent 0.25 per cent or more of the existing SHARES of a class, the directors can in their absolute discretion by notice (a DIRECTION NOTICE) to the SHAREHOLDER direct that:

         o any dividend or part of a dividend or other money which would otherwise be payable on the DEFAULT SHARES shall be retained by the COMPANY (without any liability to pay interest when that dividend or money is finally paid to the SHAREHOLDER);

         o the SHAREHOLDER will not be allowed to choose to receive SHARES in place of dividends in accordance with Article 135; and/or

         o subject to Article 73.4, no transfer of any of the SHARES held by the SHAREHOLDER will be registered unless:

               o    either the  transfer is an APPROVED  TRANSFER  (see  Article
                    73.9);

               o or the SHAREHOLDER is not himself in default as regards supplying the information required; and (in this case)

                    o    the transfer is of part only of his holding; and

                    o when presented for registration, the transfer is accompanied by a certificate by the SHAREHOLDER. This certificate must be in a form satisfactory to the directors and state that after due and careful enquiry the SHAREHOLDER is satisfied that none of the SHARES included in the transfer are DEFAULT SHARES.

73.4 Any direction notice can treat SHARES of a SHAREHOLDER in CERTIFICATED and UNCERTIFICATED FORM as separate shareholdings and either apply only to SHARES in CERTIFICATED FORM or to SHARES in UNCERTIFICATED FORM or apply differently to SHARES in CERTIFICATED and UNCERTIFICATED FORM. In the case of SHARES in UNCERTIFICATED FORM the directors can only use their discretion to prevent a transfer if this is allowed by the CREST REGULATIONS.

73.5 The COMPANY must send a copy of the DIRECTION NOTICE to each other person who appears to be interested in the SHARES covered by the notice, but if it fails to do so, this does not invalidate the DIRECTION NOTICE.

73.6 A DIRECTION NOTICE has the effect which it states while the default resulting in the notice continues. It then ceases to apply when the directors decide (which they must do within one week of the default being cured). The COMPANY must give the SHAREHOLDER immediate written notice of the directors' decision.

73.7 A DIRECTION NOTICE also ceases to apply to any SHARES which are transferred by a SHAREHOLDER in a transfer permitted under Article 73.3 even where a DIRECTION NOTICE restricts transfers.

73.8 For the purposes of this Article a person is treated as appearing to be interested in any SHARES if the SHAREHOLDER holding those SHARES has been served with a notice under Section 212 of the COMPANIES ACT 1985 and:

         o     the SHAREHOLDER has named that person as being so interested; or

         o (after taking into account the response of the SHAREHOLDER to the notice and any other relevant information) the COMPANY knows or reasonably believes that the person in question is or may be interested in the SHARES.

73.9 For the purposes of this Article a transfer of SHARES is an APPROVED TRANSFER if:

         o it is a transfer of SHARES to an offeror under an acceptance of a TAKEOVER OFFER; or

         o the directors are satisfied that the transfer is made in connection with a sale in good faith of the whole of the beneficial ownership of the SHARES to a person unconnected with the SHAREHOLDER or with any person appearing to be interested in the SHARES. This includes such a sale made through the LONDON STOCK EXCHANGE or any other stock exchange outside the UNITED KINGDOM on which the COMPANY'S SHARES are normally traded. For this purpose any associate (as that word is defined in Section 435 of the Insolvency Act 1986) is included amongst the people who are connected with the SHAREHOLDER or any person appearing to be interested in the SHARES.

73.10 Where a person who has an interest in AMERICAN DEPOSITARY SHARES receives a notice under this Article 73, that person is considered for the purposes of this Article 73 to have an interest in the number of SHARES represented by those AMERICAN DEPOSITARY SHARES which is specified in the notice and not in the remainder of the SHARES held by the ADR DEPOSITARY.

73.11 Where the ADR DEPOSITARY receives a notice under this Article 73, the ADR DEPOSITARY shall only be required to supply information relating to any person who has an interest in the SHARES held by the ADR DEPOSITARY which has been recorded by the ADR DEPOSITARY under the arrangements made with the COMPANY (including in the PROXY REGISTER maintained under Article 163) when it was appointed as the ADR DEPOSITARY.

73.12 This Article does not restrict in any way the provisions of the COMPANIES ACT which apply to failures to comply with notices under
         Section 212 of that Act.

74       VOTES OF SHAREHOLDERS WHO ARE OF UNSOUND MIND
74.1 This Article 74 applies where a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining a shareholder or appointing a person to manage his property or affairs.

74.2 The receiver or other person appointed by the court order to act for the SHAREHOLDER can vote for the SHAREHOLDER on a show of hands or on a poll at General Meetings. However, this Article only applies if the receiver or other person appointed by the court delivers to the TRANSFER OFFICE (or the place stated in the notice for the delivery of the proxy form) at least 48 hours before the relevant General Meeting (or adjourned General Meeting) such evidence as the directors may require of such person's authority to act.

74.3 If the receiver or other person appointed by the court fails to deliver the appropriate evidence to the TRANSFER OFFICE (or the place stated in the proxy form) in accordance with Article 74.2, the right to vote shall not be exercisable.

75       THE VOTES OF JOINT HOLDERS
         Where a SHARE is held by joint SHAREHOLDERs any one joint SHAREHOLDER can vote at any General Meeting (either personally or by proxy) in respect of such SHARE as if he were the only SHAREHOLDER. If more than one of the joint SHAREHOLDERS votes (either personally or by proxy), the only vote which will count is the vote of that one of them who is listed first on the REGISTER for the SHARE.

                                     PROXIES


76       APPOINTMENT OF PROXIES
76.1 Any SHAREHOLDER may appoint another person, who need not be another SHAREHOLDER, as his proxy to act at a General Meeting on his behalf.

76.2 Proxies may also be appointed to act at General Meetings in the circumstances, and in the manner, provided for in Articles 158.2, 162, 164, 165 and 168, and Articles 76 to 80 should be read subject to their terms.

76.3 A SHAREHOLDER can appoint more than one proxy to attend on the same occasion.

77       COMPLETING PROXY FORMS
77.1     A proxy form:

         o     must be in writing; and

         o can be in any form which is commonly used, or in any other form which the directors approve.

77.2     A proxy form given by:

         o an individual must be signed by the SHAREHOLDER appointing the proxy, or by an agent who has been properly appointed in writing; or

         o a COMPANY must be sealed with the COMPANY'S seal or signed by an officer who is authorised to act on behalf of the COMPANY.

         Unless the contrary is shown, the directors are entitled to assume that where a proxy form purports to have been signed by an officer on behalf of a COMPANY that such officer was duly authorised by such COMPANY
         without  requiring  any  further  evidence.   Signatures  need  not  be
         witnessed.

77.3 All notices convening General Meetings which are sent to SHAREHOLDERS entitled to vote at the General Meeting, must, at the expense of the COMPANY, be accompanied by a proxy form. The proxy form must make provision for two-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural.

77.4 The accidental omission to send out a proxy form to a SHAREHOLDER entitled to it (or non receipt by him of the proxy form) will not invalidate any resolution passed or proceedings at the General Meeting to which the proxy form relates.

78       DELIVERING PROXY FORMS
78.1 A proxy form must be delivered to the place stated in the notice of the General Meeting, or in the proxy form, or, if no place is stated, to the TRANSFER OFFICE or, if the directors decide to accept proxies by ELECTRONIC MAIL, in the way that they specify. It must be delivered at least:

         o 48 hours before a General Meeting, an adjourned General Meeting or a poll taken on the same day as the meeting; or

         o 24 hours before a poll is taken, if the poll is not taken on the same day as the General Meeting or adjourned General Meeting.

78.2 To the extent that the COMPANIES ACTS permit, directors can decide to accept proxies delivered by ELECTRONIC MAIL, subject to any limitations, restrictions or conditions they decide to apply and Articles 77.1 and 77.2 may be disapplied in relation to a proxy form delivered in this way.

78.3 If a proxy form is signed by an agent, the power of attorney or other authority relied on to sign it, or a copy which has been certified by a notary, or certified in some other way specified by the directors, must (if required by the COMPANY) be delivered with the proxy form in accordance with the instructions for delivery of proxy forms which are set out in the notice of General Meeting or on the proxy form, unless the power of attorney or other form of authority has already been registered with the COMPANY.

78.4 If this Article 78 is not complied with, the proxy will not be able to act for the person who appointed him.

78.5 If a proxy form which relates to several General Meetings has been properly delivered for one General Meeting or adjourned General Meeting, it does not need to be delivered again for any later General Meeting which the proxy form covers.

78.6 Unless the proxy form says otherwise, it will be valid at an adjourned General Meeting as well as for the original General Meeting to which it relates.

78.7 A SHAREHOLDER can attend and vote at a General Meeting on a show of hands or on a poll even if he has appointed a proxy to attend and vote at that meeting. However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

79       CANCELLATION OF PROXY'S AUTHORITY
79.1 Any vote cast in the way a proxy form authorises, or any demand for a poll made by a proxy, will be valid even though:

         o the SHAREHOLDER who appointed the proxy has died or is of unsound mind;

         o     the proxy form has been revoked; or

         o the authority of the person who signed the proxy form for the SHAREHOLDER has been revoked.

79.2 However, this does not apply if written notice of the fact has been received at the TRANSFER OFFICE (or at such other place within the UNITED KINGDOM which is specified for the deposit of proxy forms in accordance with these ARTICLES) before:

         o     the General Meeting or adjourned General Meeting starts; or

         o     the time fixed on a later day to take a poll,

         when the vote is taken or poll demanded.

80       AUTHORITY OF PROXIES
80.1     A proxy is entitled to speak at a General Meeting.

80.2 A proxy form gives the proxy the authority to demand a poll, or to join others in demanding one. A demand for a poll made by a proxy for a SHAREHOLDER is treated in the same way as a demand by the SHAREHOLDER himself.

80.3 Unless the proxy form provides otherwise, a proxy form entitles a proxy to vote on any amendment to a resolution put to the General Meeting for which it was given as the proxy thinks fit.

81       REPRESENTATIVES OF COMPANIES
81.1 A COMPANY which is a SHAREHOLDER can authorise any person to act as its representative at any General Meeting which it is entitled to attend. This person is called a COMPANY REPRESENTATIVE. The directors of that COMPANY must pass a resolution to appoint the COMPANY REPRESENTATIVE. If the governing body of that COMPANY is not a board of directors, the resolution can be passed by its governing body. A COMPANY
         REPRESENTATIVE can exercise all the powers on behalf of the COMPANY which the COMPANY could exercise if it were an individual SHAREHOLDER present at the General Meeting in person. This includes the power to vote on a show of hands when the COMPANY REPRESENTATIVE is present in person at a General Meeting.

81.2 Any vote cast by a COMPANY REPRESENTATIVE, and any demand he makes for a poll, is valid even if he is, for any reason, no longer authorised to represent the COMPANY. However, this does not apply if written notice of the fact that he is no longer authorised has been received at the TRANSFER OFFICE (or at such other place within the UNITED KINGDOM which is specified for the deposit of proxy forms in accordance with these ARTICLES) before the deadlines which apply to notice of cancellation of proxies under Article 79.

82       CHALLENGING VOTES
         Any objection to the right of any person to vote or the way in which the votes have been counted must be made at the General Meeting (or adjourned General Meeting) at which the vote is cast. If a vote is not disallowed at the General Meeting, it is valid for all purposes. Any such objection must be raised with the chairman of the General Meeting and will only change the decision of the General Meeting on any resolution if the chairman of the General Meeting decides that the vote cast may have affected the decision of the General Meeting. His decision on matters referred to him under this Article is final.


                                    DIRECTORS


83       THE NUMBER OF DIRECTORS
         There  must  be  at  least  three   directors   (other  than  ALTERNATE
         DIRECTORS), but the SHAREHOLDERS can vary the number of directors by passing an ordinary resolution.

84       QUALIFICATION TO BE A DIRECTOR
         A director need not be a SHAREHOLDER, but a director who is not a SHAREHOLDER is entitled to attend and speak at SHAREHOLDERS' MEETINGS.

85       DIRECTORS' FEES AND EXPENSES
85.1 Each of the directors shall be paid a fee for his services. The directors can decide on the amount, timing and manner of payment of directors' fees, but the total of the fees paid to all of the directors (excluding amounts paid as special PAY under Article 86, amounts paid as expenses under Article 87 and any payments under Article 88) must not exceed:

         o     (pound)1 million a year; or

         o any higher sum decided on by an ordinary resolution at a General Meeting.

         This remuneration shall accrue from day to day.

85.2 Unless an ordinary resolution is passed which provides otherwise, the fees will be divided between some or all of the directors in the way that they decide. If they fail to decide, the fees will be shared equally by the directors, except that any director holding office as a director for only part of the period covered by the fee is only entitled to a pro rata share covering that broken period.

86       SPECIAL PAY
86.1 The directors can award special PAY if any director performs extra or special services of any kind including:

         o     holding any executive post;

         o acting as chairman or deputy chairman (whether or not this office is executive or non- executive);

         o travelling or staying outside his main residence for any business or purposes of the COMPANY; and

         o     serving on any committee of the directors.

86.2 Special PAY can take the form of salary, commission or other benefits or expenses or more than one of such forms or can be paid in some other way. This is decided on by the directors and may be a fixed sum or percentage of profits or otherwise. Such special PAY can be either in addition to or instead of any other fees, expenses and other benefits a director may be entitled to receive.

87       DIRECTORS' EXPENSES
         In addition to any fees and expenses paid under Articles 85 and 86, the COMPANY will repay to a director all expenses properly incurred in:

         o     attending and returning from SHAREHOLDERS' MEETINGS;

         o     attending and returning from directors' meetings;

         o attending and returning from meetings of committees of the directors; or

         o     in or with a view to the performance of their duties.

88       DIRECTORS' PENSIONS AND OTHER BENEFITS
88.1     The directors may PAY or provide:

         o     pensions;

         o     annual payments;

         o     gratuities; or

         o     other allowances or benefits

         to any people who are, or who were, directors who had a salary or place of profit with the COMPANY or with any COMPANY which is or has been a SUBSIDIARY of the COMPANY or a predecessor in business of the COMPANY or any such SUBSIDIARY. The directors can decide to extend these arrangements to any member of his family (including a spouse and a former spouse) or to any person who was or is dependent on him. The directors can also decide to contribute (before as well as after he ceases to receive a salary or occupy a place of profit) to any scheme or fund or to pay premiums to a third party for these purposes.

88.2 No director or former director is accountable to the COMPANY or its SHAREHOLDERS for a benefit of any kind given in accordance with this Article. The receipt of a benefit of any kind given in accordance with this Article does not prevent a person from being or becoming a director.

89       APPOINTING DIRECTORS TO VARIOUS POSTS
89.1 The directors can appoint any director as chairman, or a deputy chairman, or to any executive position on which they decide. So far as the COMPANIES ACTS allow, they can decide on how long these appointments will be for, and on their terms. Subject to the terms of any contract with the COMPANY, they can also vary or end these appointments.

89.2 A director will automatically stop being chairman, deputy chairman, managing director, deputy managing director, joint managing director or assistant managing director if he is no longer a director. Other executive appointments will only stop if the contract or resolution appointing the director to a post says so. If a director's appointment ends because of this Article, this does not prejudice any claim for breach of contract against the COMPANY which may otherwise apply.

89.3 The directors can delegate to a director appointed to an executive post any of the powers which they jointly have as directors. These powers can be delegated on such terms and conditions as decided by the directors either in parallel with, or in place of, the powers of the directors acting as a board. The directors can change the basis on which these powers are given or withdraw them from the executive.


                               CHANGING DIRECTORS


90       AGE LIMITS
90.1 Provisions of the COMPANIES ACTS which, together with these ARTICLES, would restrict the appointment of a director or require him to stop being a director because he has reached a particular age do not apply to the COMPANY. This includes restrictions and requirements involving special formalities once an age limit is reached.

90.2 However, if it is proposed that a director who has reached the age of 70 be elected or re-elected in a notice convening a General Meeting, the director's age must be stated in the notice (or document accompanying such notice). However, the accidental failure to state this will not invalidate the election or re-election of the director or any other proceedings at the General Meeting.

91       RETIRING DIRECTORS
         At each Annual General Meeting all those directors who were elected or last re-elected at or before the Annual General Meeting held in the third calendar year before the current year shall automatically retire.

92       ELIGIBILITY FOR RE-ELECTION
         A retiring director is eligible for re-election.

93       RE-ELECTING A DIRECTOR WHO IS RETIRING
93.1 At a General Meeting at which a director retires (whether at an Annual General Meeting or otherwise), he may be re-elected (as long as the director has not told the COMPANY in writing that he does not wish to be re-elected) if the SHAREHOLDERS pass an ordinary resolution to re-elect him.

93.2 A director retiring at a General Meeting retires at the end of that meeting (or adjourned meeting). Where a retiring director is re-elected he continues as a director without a break.

94       ELECTION OF TWO OR MORE DIRECTORS
         A single resolution for the election of two or more directors is void unless the SHAREHOLDERS first approve the putting of a resolution in this form by an earlier procedural vote taken at the General Meeting, with no votes cast against.

95       PEOPLE WHO CAN BE DIRECTORS
95.1     Only the  following  people can be elected  as  directors  at a General
         Meeting:

         o     A director who is retiring at the General Meeting;

         o     A person who is recommended by the directors; and

         o A person who has been proposed by a SHAREHOLDER who is entitled to attend and vote at the General Meeting.

95.2 A SHAREHOLDER proposing a director in accordance with Article 95.1 must deliver to the REGISTERED OFFICE at least seven days before the General Meeting, but not more than 42 days before the meeting (this period includes the date on which the notice is given):

         o a signed letter stating that he intends to propose another person for election as director; and

         o written confirmation from the person to be proposed that he is willing to be elected.

96       THE  POWER TO FILL  VACANCIES  AND  APPOINT  EXTRA  DIRECTORS
96.1 The directors can appoint any person as an extra director or to fill a casual vacancy. Any director appointed in this way automatically retires at the next General Meeting after his appointment. At this General Meeting he can be elected by the SHAREHOLDERS as a director.

96.2 At a General Meeting the SHAREHOLDERS can also pass an ordinary resolution to fill a casual vacancy or to appoint an extra director.

96.3 Extra directors can only be appointed under this Article up to the limit (if any) on the total number of directors under the ARTICLES (or any variation of the limit approved by the SHAREHOLDERS in accordance with the ARTICLES).

97       REMOVING AND APPOINTING DIRECTORS BY AN ORDINARY RESOLUTION
97.1 The SHAREHOLDERS can pass an ordinary resolution to remove a director, even though his time in office has not ended. This applies despite anything else in the ARTICLES, or in any agreement between him and the COMPANY. Special notice of the ordinary resolution must be given to the COMPANY as required by the COMPANIES ACTS. But if a director is removed in this way, it will not affect any claim which he may have for damages for breach of any contract of service between him and the COMPANY.

97.2 Subject to Article 95, the SHAREHOLDERS can pass an ordinary resolution to elect a person to replace a director who has been removed in the way described in Article 97.1. If no director is appointed under this Article, the vacancy can be filled under Article 96.

97.3 Any person appointed under Article 97.2 will be treated, for the purpose of determining the time at which he is to retire, as if he had become a director on the day on which the director he replaced was last elected.

98       WHEN DIRECTORS ARE DISQUALIFIED
98.1 Any director automatically ceases to be a director in any of the following circumstances if:

         o     a bankruptcy order is made against him;

         o he makes any arrangement or composition with his creditors or applies for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

         o a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining him or appointing a person to manage his property or affairs;

         o he has missed directors' meetings for a continuous period of six months, without permission from the directors, and the directors pass a resolution removing him from office;

         o he is prohibited from being a director under the COMPANIES ACTS or any power conferred on the directors or SHAREHOLDERS under these ARTICLES;

         o except where his contract of service prevents him from resigning, he:

               (i) delivers to the COMPANY a written notice of resignation signed by him or on his behalf; or

               (ii) offers  to  resign  and  the  directors  pass  a  resolution accepting the offer;

         o all the other directors sign a notice requiring him to resign. He will cease to be a director when the notice is served on him. Such a notice can consist of several documents in the same form signed by one or more directors.

98.2 When a director stops being a director for any reason, he will also automatically cease to be a member of any committee. Removal from office will be without prejudice to any claim which he or the COMPANY might bring in relation to any contract of service between him and the COMPANY.


                               DIRECTORS' MEETINGS


99       DIRECTORS' MEETINGS
         The directors can decide when and where to have directors' meetings and how they shall be conducted, and on the quorum. They can also adjourn their meetings.

100      WHO CAN CALL DIRECTORS' MEETINGS
         A directors' meeting can be called by any director. The SECRETARY must also call a directors' meeting if a director asks him to.

101      HOW DIRECTORS' MEETINGS ARE CALLED
         Directors' meetings are called by giving notice to all the directors. This notice may be given to a director personally, by word of mouth, by notice in writing (sent to him at his last known address) or by ELECTRONIC MAIL (sent to him at his last known electronic address or fax number). Any director can waive notice of any directors' meeting, including one which has already taken place.

102      QUORUM
102.1 If no other quorum is fixed by the directors, three directors are a quorum. A directors' meeting at which a quorum is present can exercise all the powers, authorities and discretions of the directors whether by or under these ARTICLES or exercisable by the directors generally.

102.2 A person who holds office only as an ALTERNATE DIRECTOR shall, if his appointor is not present, be counted in the quorum.

102.3 A director who ceases to be a director at a directors' meeting can continue to be present and act as a director and be counted in the quorum until the end of that meeting if no other director objects and a quorum would not otherwise be present.

103      THE CHAIRMAN OF DIRECTORS' MEETINGS
103.1 The directors can elect any director as Chairman or as one or more Deputy Chairmen for such periods as the directors decide. If the Chairman is at a directors' meeting, he will chair it. In his absence, the chair will be taken by a Deputy Chairman, if one is present. If there is no Chairman or Deputy Chairman present within five minutes of the time when the directors' meeting is due to start, the directors who are present can choose which one of them will be the Chairman of the directors' meeting.

103.2 Where there is more than one Deputy Chairman present at a meeting, and the Chairman is not there, the Deputy Chairman to take the chair will be the longest serving Deputy Chairman present.

104      VOTING AT DIRECTORS' MEETINGS
         Matters for decision which arise at a directors' meeting will be decided by a majority vote. The chairman of the meeting will not have a second, casting vote.

105      DIRECTORS CAN ACT EVEN IF THERE ARE VACANCIES
105.1 The remaining directors can continue to act even if one or more of them ceases to be a director. But if the number of directors falls below the minimum which applies under Article 83 (including any variation of that minimum approved by an ordinary resolution of SHAREHOLDERS), the remaining director(s) can only:

         o     either appoint further directors to make up the shortfall; or

         o     call a General Meeting.

105.2 If no director or directors are willing or able to act under this Article, any two SHAREHOLDERS can call a General Meeting to appoint extra directors.

106      DIRECTORS' MEETINGS BY VIDEO CONFERENCE AND TELEPHONE
106.1 Any or all of the directors, or members of a committee, can take part in a directors' meeting of the directors or of a committee by way of a video conference or conference telephone, or similar equipment, designed to allow everybody to take part in the directors' meeting.

106.2 Taking part in this way will be counted as being present at the directors' meeting. A directors' meeting which takes place by way of video conference, conference telephone or similar equipment will be treated as taking place where most of the participants are. If there is no largest group, directors' meetings will be treated as taking place where the Chairman is.

106.3 A directors' meeting held in the way described in Article 106.1 will be valid as long as in one single place, or in places connected by way of video conference, telephone conference, or similar equipment, a quorum is present.

107      RESOLUTIONS IN WRITING
107.1 This Article applies to a written resolution which is signed by all of the directors or members of a committee who would be entitled to vote on the resolution at a directors' meeting or at a committee meeting. This kind of resolution is just as valid and effective as a resolution passed by those directors at a directors' meeting which is properly called and held.

107.2 The resolution can be passed using several copies of a document, if each copy is signed by one or more directors. These copies can be faxed copies.

107.3 A written resolution signed by an ALTERNATE DIRECTOR does not need also to be signed by his appointor. If the written resolution is signed by a director who has appointed an ALTERNATE DIRECTOR, it does not need to be signed by the ALTERNATE DIRECTOR acting in that capacity.

107.4 A written resolution will be valid at the time it is signed by the last director.

108      THE VALIDITY OF DIRECTORS' ACTIONS
         Everything which is done by any directors' meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will, in favour of anyone dealing with the COMPANY in good faith, be valid even though it is discovered later that any director, or person acting as a director, was not properly appointed or elected. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director, or was not entitled to vote. In any of these cases, in favour of anyone dealing with the COMPANY in good faith, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article.


                              DIRECTORS' INTERESTS


109      DIRECTORS' INTERESTS IN TRANSACTIONS WITH THE COMPANY
109.1 If the COMPANIES ACTS allow, and if he has disclosed to the directors the nature and extent of his interest, a director can, notwithstanding his being a director:

         (a) be a party to, or otherwise interested in, any existing or proposed contract, transaction or arrangement with the COMPANY or in which the COMPANY is otherwise interested;

         (b) be a director of, or occupy an office or place of profit (other than as auditor) in, and in any such case on terms (including pay) which the directors can decide, or be employed by, or be a party to any existing or proposed contract, transaction or arrangement with, or otherwise be interested in, any COMPANY promoted by the COMPANY or in which the COMPANY is otherwise interested; or

         (c) alone (or any firm of which he is a partner, employee or member can) act in a professional capacity for the COMPANY (other than as auditor) and be paid for this.

109.2 A director will not, unless he agrees otherwise, have to hand over to the COMPANY any benefit which he derives from any of the interests described above, and no contract, transaction or arrangement of the type described above will be liable to be avoided on the grounds of any director's interest or benefit.

109.3 If the COMPANY holds or owns SHARES in another COMPANY, the directors can exercise votes attached to such SHARES or if any of the directors are directors of such other COMPANY, they may vote as directors of that other COMPANY in such manner as they think fit.

110      WHEN DIRECTORS CAN VOTE ON THINGS IN WHICH THEY ARE INTERESTED
110.1 Unless the ARTICLES say otherwise, a director cannot vote on a resolution about a contract or any other kind of proposal in which he has a material interest. For this purpose, any interest of a person who is connected with a director under Section 346 of the Companies Act 1985 will be treated as if it were an interest of the director himself. However, the director can vote if the interest is only an interest in the COMPANY'S SHARES, debentures or other securities. If a director cannot vote on a resolution, the director cannot be counted in the quorum when the directors vote on that resolution.

110.2 However, if the COMPANIES ACTS permit, a director can (in the absence of a material interest other than one which is listed below) vote, and be counted in the quorum, on any resolution about any of the following matters, namely:

         o giving him, or any other person, any guarantee, security or indemnity for any money which he, or that other person, has lent at the request of, or for the benefit of, the COMPANY or any of its SUBSIDIARY UNDERTAKINGS;

         o giving him, or any other person, any security or an indemnity for any liability which he, or that other person, has incurred at the request, or for the benefit of, the COMPANY or any of its SUBSIDIARY UNDERTAKINGS;

         o giving any guarantee, security or indemnity, to him, or any other person, for a debt or obligation which is owed by the COMPANY, or any of its SUBSIDIARY UNDERTAKINGS, if the director has taken responsibility by giving a guarantee, indemnity or security for some or all of that debt or obligation;

         o any proposal relating to an offer of any SHARES, debentures or other securities, of or by the COMPANY, or any of its SUBSIDIARY UNDERTAKINGS, if the director takes part because he is a holder of SHARES, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

         o any proposal involving any other COMPANY in which the director (together with any person connected with the director under section 346 of the COMPANIES ACT 1985), has any kind of interest (including holding any position in that COMPANY, or being a SHAREHOLDER of that COMPANY). But this exemption does not apply if he knows that he, and any people connected with him, hold an interest in SHARES (as defined for sections 198 to 211 of the COMPANIES ACT 1985) representing 1 per cent or more of:

               o any class of equity share capital of such COMPANY (or any third COMPANY through which his interest is derived); or

               o    the voting rights in that COMPANY.

                 Any such interest of 1 per cent or more is treated for the purposes of this Article as being material interest;

         o any proposal relating to an arrangement for the benefit of employees of the COMPANY, or any of its SUBSIDIARY UNDERTAKINGS, which only gives him benefits which are also generally given to the employees to whom the arrangement relates; or

         o any proposal relating to any insurance which the COMPANY proposes to buy or renew for the benefit of directors, or of a group of people which includes directors.

110.3 A director cannot vote or be counted in the quorum on a resolution relating to appointing that director to a position within the COMPANY or any COMPANY in which the COMPANY has an interest or the terms and termination of the appointment.

110.4 This Article applies if the directors are considering proposals about appointing two or more directors to positions with the COMPANY or any COMPANY in which the COMPANY has an interest. It also applies if the directors are considering the terms or termination of such appointments. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be included in the quorum for each resolution, except the one concerning him. But he cannot vote if the resolution relates to appointing him to a COMPANY in which the COMPANY is interested in if he has an interest of 1 per cent or more in that COMPANY of the nature described in
         Article 110.2.

110.5 If any question comes up at a directors' meeting about whether a director has a material interest, or whether he can vote or be counted in the quorum, and the director does not agree to abstain from voting on the issue or not be counted in the quorum, the question must be referred to the chairman of the directors' meeting (unless the Chairman is the director in question, in which case the other directors will choose another amongst them to act as chairman in dealing with this question). The Chairman's ruling about any other director is final and conclusive, unless the nature and extent of the director's interest has not been fairly disclosed to the other directors.

111      MORE ABOUT DIRECTORS' INTERESTS
         For the purpose of ARTICLES 109 and 110 and this Article, a director who is in any way interested shall state the nature of his interest at a directors' meeting in accordance with the COMPANIES ACTS, and:

         o a general notice given to the directors that a director has an interest of the kind stated in the notice in any contract, transaction or arrangement which involves any COMPANY or person identified in the notice is treated as a standing disclosure that the director has that interest;

         o     an interest of a person who is connected  with the director under section 346 of the COMPANIES ACT 1985 will be treated as an interest of the director;

         o interests (whether his or of any person connected with the director under section 346 of the COMPANIES ACT 1985) which are unknown to the director and which it is unreasonable to expect him to know about are ignored.

                              DIRECTORS' COMMITTEES


112      DELEGATING POWERS TO COMMITTEES
         The  directors  can delegate any of their powers,  or  discretions,  to committees of one or more directors. This includes powers or discretions relating to directors' PAY or giving benefits to directors. If the directors have delegated any power or discretion to a committee, any references in these ARTICLES to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be co-opted onto the committee, and can give voting rights to co-opted members. But:

         o there must be more directors on a committee than co-opted members; and

         o a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

113      COMMITTEE PROCEDURE
         If a committee includes two or more people, the Articles which regulate directors' meetings and their procedure will also apply to committee meetings (if possible), unless these are inconsistent with any regulations for the committee which have been laid down under Article 112.


                                DIRECTORS' POWERS


114      THE DIRECTORS' MANAGEMENT POWERS
114.1 The COMPANY'S business will be managed by the directors. They can use all the COMPANY'S powers except where the ARTICLES, or the COMPANIES ACTS, provide that powers can only be used by the SHAREHOLDERS voting to do so at a General Meeting. The general management powers under this Article are not limited in any way by specific powers given to the directors by other Articles.

114.2    The directors are, however, subject to:

         o     the provisions of the COMPANIES ACTS;

         o     the requirements of the MEMORANDUM or these ARTICLES; and

         o any other requirements (whether or not consistent with these ARTICLES) which are approved by the SHAREHOLDERS by passing a special resolution at a General Meeting.

         However, if any change is made to the MEMORANDUM or these ARTICLES or if the SHAREHOLDERS approve a requirement relating to something which the directors have already done which was within their powers, this will not invalidate any prior act of the directors which would otherwise have been valid.

115      THE POWER TO ESTABLISH LOCAL BOARDS
115.1 The directors can set up local committees, local boards or local agencies to manage any of the COMPANY'S business. These can be either in or outside the UNITED KINGDOM. The directors can appoint, remove and re-appoint anybody (who need not be a director) to be:

         o     members of any local committee, board or agency; or

         o     managers or agents of the COMPANY.

115.2    The directors can:

         o decide on the PAY and other benefits of people appointed under this Article;

         o     delegate any of their authority, powers or discretions to:

               (i)   any local board or committee; or

               (ii)  any manager, or agent of the COMPANY;

         o allow local committees or boards, managers or agents to delegate to another person;

         o allow the members of local committees, boards or agencies to fill any vacancies on them;

         o allow the members of local committees, boards or agencies to continue to act even though there are vacancies on them;

         o     remove any people they have appointed under this Article; and

         o cancel or change an appointment or delegation made under this Article, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or variation.

         Any appointment or delegation by the directors which is referred to in this Article can be on any terms and conditions decided on by the directors.

115.3 A person who is employed by, or occupies an office with, the COMPANY may be given a title which includes the words "Associate Director". This will not imply that such person is a director of the COMPANY or that he is entitled to act as a director or be deemed to be a director for the purposes of these ARTICLES.

116      THE POWER TO APPOINT ATTORNEYS
116.1 The directors can appoint anyone (including the members of a group which changes over time) as the COMPANY'S attorney or attorneys by granting a power of attorney or by authorising him or them in some other way. The attorney or attorneys can either be appointed directly by the directors, or the directors can give someone else the power to select attorneys. The directors can decide on the purposes, powers, authorities and discretions of attorneys.

116.2 The directors can decide for how long a power of attorney will last and they can apply any terms and conditions to it. The power of attorney can also include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can also allow the attorney to sub-delegate any or all of his power, authority or discretion to any other person.

117      BORROWING POWERS
         So far as the COMPANIES ACTS allow, the directors can exercise all the powers of the COMPANY to:

         o     borrow money;

         o issue (subject to the provisions of the COMPANIES ACTS regarding authority to allot debentures convertible into SHARES) debentures and other securities; and

         o     give any form of:

               o    guarantee; and

               o security, either outright or as collateral and over all or any of the COMPANY'S undertaking, property and uncalled capital,

               for any debt, liability or obligation of the COMPANY or of any third party.

118      BORROWING RESTRICTIONS
118.1    The directors must:

         o     limit the BORROWINGS of the COMPANY and

         o     exercise  all  voting  and other  rights  or  powers  of  control
               exercisable   by  the  COMPANY  in  relation  to  its  SUBSIDIARY
               UNDERTAKINGS

         to ensure that the total amount of all BORROWINGS by the GROUP outstanding at any time will not exceed:

         o for the period from the date of the adoption of these ARTICLES to (and including) the date of the approval by the directors of the GROUP'S audited financial statements for the year ending 31 March 2000 the greater of:

               o 1.5 times the ADJUSTED TOTAL OF CAPITAL AND RESERVES at such time; or

               o (pound)15 billion (or its equivalent in any other currency or currencies) at such time; and

         o at any time after the date of the approval by the directors of the GROUP'S audited financial statements for the year ending 31 March 2000, 1.5 times the ADJUSTED TOTAL OF CAPITAL AND RESERVES at such time.

         This limitation on BORROWINGS will only affect SUBSIDIARY UNDERTAKINGS to the extent that the directors can restrict the borrowings of the SUBSIDIARY UNDERTAKINGS by exercising the rights or powers of control which the COMPANY has over its SUBSIDIARY UNDERTAKINGS. The COMPANY may consent in advance to exceeding the borrowing limit by passing an ordinary resolution at a General Meeting.

118.2    In this Article:

         GROUP means the COMPANY and its SUBSIDIARY UNDERTAKINGS for the time being;

         ADJUSTED TOTAL OF CAPITAL AND RESERVES means the aggregate of the share capital and reserves as shown in the latest audited consolidated balance sheet of the GROUP (including the amount PAID UP or credited as PAID UP on the issued share capital of the COMPANY, the share premium account, capital redemption reserve, profit and loss account and other reserves included within the GROUP'S equity SHAREHOLDERS' funds) (the "RESERVES") but:

         o adjusted as appropriate in respect of any variation to the PAID UP SHARE capital or reserves since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the GROUP prepared in accordance with the accounting bases and principles applied in the preparation of its latest audited consolidated balance sheet;

         o adding any amount which has been deducted at any time from the RESERVES of the GROUP for goodwill arising on consolidation either by direct charge to RESERVES or by charge to the GROUP'S consolidated profit and loss account; and

         o making such other adjustments (if any) as the auditors of the COMPANY consider appropriate.

         BORROWINGS means the aggregate amount of all liabilities and obligations of the GROUP which in accordance with the accounting bases and principles of the GROUP are treated as borrowings in the latest audited consolidated balance sheet of the GROUP but:

         o adjusted as appropriate in respect of any variation to borrowings since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the GROUP prepared in accordance with the accounting bases and principles applied in its latest audited consolidated balance sheet;

         o excluding any borrowings under finance or structured tax lease arrangements to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments which are treated by the creditor concerned as available to reduce its net exposure; and

         o making such other adjustments (if any) as the auditors of the COMPANY consider appropriate.

118.3 The determination of the COMPANY'S auditors as to the amount of the ADJUSTED TOTAL OF CAPITAL AND RESERVES and the total amount of BORROWINGS at any time shall be conclusive and binding on all concerned and for the purposes of their computation the COMPANY'S auditors may at their discretion make such further or other adjustments (if any) or determinations as they think fit. Nevertheless the directors may act in reliance on a bona fide estimate of the amount of the ADJUSTED TOTAL OF CAPITAL AND RESERVES and the total amount of BORROWINGS at any time and if in consequence the borrowing limit is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the COMPANY'S auditors or otherwise the directors became aware that such a situation has or may have arisen.

118.4 No lender or other person dealing with the GROUP need be concerned whether the borrowing limit is observed. No debt incurred or security given in breach of the borrowing limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the debt was incurred or security given, that the limit had been or would as a result be breached.


                               ALTERNATE DIRECTORS


119      ALTERNATE DIRECTORS
119.1 Any director may appoint any person (including another director) to act in his place (such person is called an ALTERNATE DIRECTOR). Such appointment requires the approval of the directors, unless the proposed ALTERNATE DIRECTOR is another director. A director appoints an ALTERNATE DIRECTOR by delivering a signed appointment (or in any other manner which has been approved by the directors) to the REGISTERED OFFICE. An ALTERNATE DIRECTOR need not be a SHAREHOLDER.

119.2 The appointment of an ALTERNATE DIRECTOR ends if the director appointing him ceases to be a director, unless that director retires at a General Meeting at which he is re-elected under Article 93.1. A director can also remove his alternate by delivering a signed notice (or doing something else which has been approved by the directors) delivered to the REGISTERED OFFICE. An ALTERNATE DIRECTOR can also be removed as an alternate by a resolution of the directors.

119.3 An ALTERNATE DIRECTOR is entitled to receive notices of directors' meetings once he has given the COMPANY an address, electronic address or fax number to which notices may be served on him. He is entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of the director appointing him as a director. If he is himself a director or attends any such meeting as an alternate for more than one director, he will have one vote for each director for whom he acts as an alternate, in addition to his own vote as a director. However, he may not be counted more than once for the purposes of the quorum. If his appointor is temporarily unable to act through ill health or disability his signature to any resolution in writing of the directors is as effective as the signature of his appointor.

119.4 If the directors decide to allow this, Article 119.3 also applies in a similar fashion to any meeting of a committee of which his appointor is a member.

119.5 An ALTERNATE DIRECTOR shall be an officer of the COMPANY and shall alone be responsible to the Company for his own actions and mistakes. Except as said in this Article 119, an ALTERNATE DIRECTOR:

         o     does not have power to act as a director;

         o is not considered to be a director for the purposes of the ARTICLES;

         o     is not considered to be the agent of his appointor; and

         o     cannot appoint an ALTERNATE DIRECTOR.

119.6 Subject to the COMPANIES ACTS, an ALTERNATE DIRECTOR is entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a director. However, he is not entitled to receive from the COMPANY as ALTERNATE DIRECTOR any PAY, except only such part (if any) of the PAY otherwise payable to his appointor as such appointor may direct the COMPANY in writing to pay to his alternate.


                                  THE SECRETARY


120      THE SECRETARY AND DEPUTY AND ASSISTANT SECRETARIES
120.1 The SECRETARY is appointed by the directors. The directors decide on the terms and period of his appointment so long as allowed to do so by the COMPANIES ACTS. The directors can also remove the SECRETARY, but this does not affect any claim for damages against the COMPANY for breach of any contract between him and the COMPANY.

120.2 The directors can also appoint one or more people to be deputy or assistant secretary. Anything which the COMPANIES ACTS allow to be done by or to the secretary can, if there is no SECRETARY, or he is for any reason not capable of doing what is required of him, also be done by or to any deputy or assistant secretary. If there is no deputy or assistant secretary capable of acting, the directors can appoint any officer to do what would be required of the deputy or assistant secretary.

120.3 Anything which the COMPANIES ACTS allow to be done by or to a director and the SECRETARY, cannot be done by or to one person acting as both a director and a SECRETARY.


                                    THE SEAL


121      THE SEAL
121.1 The directors are responsible for arranging for the COMMON SEAL and any SECURITIES SEAL to be kept safely. The COMMON SEAL and any SECURITIES SEAL can only be used with the authority of the directors or of a committee authorised by the directors to use it. The SECURITIES SEAL can be used only for sealing securities issued by the COMPANY in CERTIFICATED FORM and sealing documents creating or evidencing securities issued by the COMPANY.

121.2 Subject to the provisions of these ARTICLES which relate to share certificates, every document which is sealed using the COMMON SEAL must be signed personally by:

         o     one director and the SECRETARY; or

         o     two directors; or

         o     any other persons who are authorised to do so by the directors.

121.3 Where a signature is required to witness the COMMON SEAL, the directors may decide that the individual need not sign the document personally but that his signature may be printed on it mechanically, electronically or in any other way the directors approve.

121.4 Securities and documents which have the SECURITIES SEAL stamped on them do not need to be signed unless the directors or the COMPANIES ACTS require this.

121.5 The directors can use all the powers given by the COMPANIES ACTS relating to official seals for use abroad.

121.6 Certificates for debentures or other securities of the COMPANY may be printed in any way and may be sealed and/or signed for in any manner allowed by these ARTICLES.

         As long as it is allowed by the COMPANIES ACTS, any document signed by one director and the SECRETARY or by two directors and expressed to be entered into by the COMPANY shall have the same effect as if it had been made effective by using the COMMON SEAL. However no document which states that it is intended to have effect as a deed shall be signed in this way without the authority of the directors or of a committee authorised by the directors to give such authority.


                            AUTHENTICATING DOCUMENTS


122      ESTABLISHING THAT DOCUMENTS ARE GENUINE
122.1 Any director, or the SECRETARY, has power to identify as genuine any of the following and to certify copies or extracts from them as true copies or extracts:

         o     any documents relating to the COMPANY'S constitution;

         o     any  resolutions   passed  by  the  SHAREHOLDERS or any  class of
               SHAREHOLDERS, or by the directors or by a committee of the directors; and

         o any books, documents, records or accounts which relate to the COMPANY'S business.

         The directors can also delegate this power to other people.

122.2 When any books, documents, records or accounts are not kept at the REGISTERed OFFICE, the officer of the COMPANY who has custody of them is treated as a person who has been authorised by the directors to identify them as genuine and to provide certified copies or extracts from them.

122.3 A document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 122.1 or 122.2 is conclusive evidence for anyone who deals with the COMPANY on the strength of the document that:

         o     the resolution has been properly passed; or

         o the extract is a true and accurate record of the proceedings of a valid meeting.


                                    RESERVES


123      SETTING UP RESERVES
         The directors can, before recommending any dividend, set aside any profits of the COMPANY and hold them in a reserve. The directors can decide to use these sums for any purpose for which the profits of the COMPANY can lawfully be used. Sums held in a reserve can either be employed in the business of the COMPANY or be invested. The directors can divide the reserve into separate funds for particular purposes and alter the funds into which the reserve is divided. The directors can also carry forward any profits without holding them in a reserve.


                                    DIVIDENDS


124      NO DIVIDENDS ARE PAYABLE EXCEPT OUT OF PROFITS
124.1 No dividend can be paid otherwise than out of profits available for for distribution under the COMPANIES ACTS.

124.2 The profits of the COMPANY which are determined to be distributed will be used in the payment of dividends to SHAREHOLDERS in accordance with with their respective rights and priorities.

125      FINAL DIVIDENDS
         The directors may recommend the amount of any final dividend. The SHAREHOLDERS can then declare dividends by passing an ordinary resolution, but the amount declared cannot exceed the amount recommended by the directors.

126      FIXED AND INTERIM DIVIDENDS
126.1 If the directors consider that the profits of the COMPANY justify such payments, they can pay:

         o fixed dividends on any class of SHARES carrying a fixed dividend on the dates fixed for the payment of those dividends; and

         o interim dividends on SHARES of any class of any amounts and on any dates and for any period which they decide.

126.2 If the directors act in good faith, they are not liable to any SHAREHOLDERS for any loss they may suffer because a lawful dividend has been paid under this Article on other SHARES which rank equally with or behind their SHARES.

127      DIVIDENDS NOT IN CASH
         If the directors recommend this, SHAREHOLDERs can pass an ordinary resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular PAID-UP SHARES or debentures of any other COMPANY) rather than cash. The directors must give effect to that resolution. Where any difficulty arises on the distribution and valuation of the assets, the directors can settle it as they decide. In particular, they can:

         o     issue fractional certificates;

         o     value assets for distribution purposes;

         o pay cash of a similar value to adjust the rights of persons entitled to the dividend; and/or

         o transfer any assets to trustees for persons entitled to the dividend.

128      CALCULATION AND CURRENCY OF DIVIDENDS
128.1 All dividends will be divided and paid in proportions based on the amounts which have been PAID-UP on the SHARES during any period for which the dividend is paid. Sums which have been PAID-UP in advance of calls do not count in calculating the amount of a dividend to be paid on a SHARE. If the terms on which any SHARE is issued provide that such SHARE will be entitled to a dividend as if it were a fully PAID-UP, or partly PAID-UP, SHARE from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article applies unless the RIGHTS attached to any SHARES, or the terms of any SHARES, provide otherwise.

128.2 Unless the RIGHTS attached to any SHARES, or the terms of any SHARES, or the ARTICLES provide otherwise, a dividend, or any other money payable in respect of any SHARE, can be paid to a SHAREHOLDER in whatever currency the directors decide, using an appropriate exchange rate selected by the directors for any currency conversions which are required.

129      DEDUCTING AMOUNTS OWING FROM DIVIDENDS AND OTHER MONEY
         If a SHAREHOLDER owes any money for calls on SHARES, or money relating in any other way to SHARES, the directors can deduct any of this money (as long as it is immediately payable) from:

         o     any dividend on any SHARES held by the SHAREHOLDER; or

         o any other money payable by the COMPANY in connection with the SHARES.

         Money deducted in this way can be used to pay amounts owed to the COMPANY in connection with the SHARES.

130      PAYMENTS TO SHAREHOLDERS
130.1 Any dividend or other money payable in cash (whether in STERLING or foreign currency) relating to a SHARE can be paid:

         o by cheque or warrant or any other similar financial instrument made payable to the SHAREHOLDER who is entitled to it and sent direct to his registered address or, in the case of joint SHAREHOLDERS, to the SHAREHOLDER who is first named in the REGISTER and sent direct to his registered address, or to someone someone else named in a written instruction from the SHAREHOLDER (or from all joint SHAREHOLDERS);

         o in the case of SHARES in UNCERTIFICATED FORM, by the use of a RELEVANT SYSTEM;

         o by inter-bank transfer or other electronic means to an account named in a written instruction from the person receiving the payment; and/or

         o in some other way agreed between the SHAREHOLDER (or all joint SHAREHOLDERS) and the COMPANY.

130.2 For joint SHAREHOLDERS, the COMPANY can rely on a receipt for a dividend or other money paid on SHARES from any one of them.

130.3 Cheques and warrants are sent, and payment in any other way is made, made, at the risk of the people who are entitled to the money. The COMPANY is treated as having paid a dividend if such a cheque or warrant is cleared or if a payment using a RELEVANT SYSTEM or bank transfer or other electronic means is made in accordance with instructions given by the COMPANY. The COMPANY will not be responsible for a payment which is lost or delayed.

130.4 The COMPANY will not pay interest on any dividend or other money due to a SHAREHOLDER in respect of his SHARES, unless the rights of the SHARES provide otherwise.

131      RECORD DATES FOR PAYMENTS AND OTHER MATTERS
         Any dividend or distribution on SHARES of any class can be paid to the holder or holders of the SHARES shown on the REGISTER, at the close of business on whatever day may be provided in the resolution declaring the dividend or providing for the distribution. The dividend or distribution will be based on the number of SHARES Registered on that day. This Article applies whether what is being done is the result of a resolution of the directors or a resolution passed at a General Meeting. The date can be before any relevant resolution was passed. This Article does not affect the rights to the dividend or distribution as between past and present SHAREHOLDERS.

132      DIVIDENDS WHICH ARE NOT CLAIMED
132.1 If a dividend has not been claimed for one year after the passing of either the resolution passed at a General Meeting declaring that dividend or the resolution of the directors providing for payment of that dividend, the directors may invest the dividend or use it in some other way for the benefit of the COMPANY until the dividend is claimed If the directors pay unclaimed dividends into a separate account, the COMPANY will not be a trustee of the money and will not be liable to pay any interest on it. If a dividend has not been claimed for 12 years after either the passing of the relevant resolution either declaring that dividend or providing for payment of that dividend, it will be forfeited and belong to the COMPANY again.

132.2 The COMPANY can stop paying dividends by cheque, warrant or other payment order if cheques, warrants or other payment orders for two dividends in a row are sent back or not cashed. The COMPANY must start paying dividends in this way again if the SHAREHOLDER or a person automatically entitled to the SHARES by law:

         o claims those dividends in writing (before they are forfeited under Article 132.1); and

         o does not tell the COMPANY to start paying future dividends in some other way.


133      WAIVER OF DIVIDENDS
         Where a SHAREHOLDER wants to waive his entitlement to all or any part of a dividend, he may do so by delivering a letter to that effect, signed by him, to the COMPANY. If appropriate, the letter may be signed by whoever has become automatically entitled to the SHARES by law. For the waiver to be effective, the COMPANY must accept the letter and act on it. The COMPANY may, however, decline to act on the letter and continue to pay dividends to the SHAREHOLDER accordingly.


                              CAPITALISING RESERVES


134      CAPITALISING RESERVES
134.1 Subject to any special rights attaching to any class of SHARES, the SHAREHOLDERs can pass an ordinary resolution to allow the directors to change into capital any sum which:

         o is part of any of the COMPANY'S reserves (including premiums received when any SHARES were issued, capital redemption reserves or other undistributable reserves); or

         o     the COMPANY is holding as undistributed profits.

134.2 Unless the ordinary resolution states otherwise the directors will use the sum which is changed into capital for the ORDINARY SHAREHOLDERS on the REGISTER at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution). The sum set aside must be used to pay up in full SHARES of the COMPANY and to allot such SHARES and distribute them to holders of ORDINARY SHARES as bonus SHARES in proportion to their holdings of ORDINARY SHARES at the time. The SHARES can be ORDINARY SHARES or, if the rights of other existing SHARES allow this, SHARES of some other class.

134.3 If any difficulty arises in operating this Article, the directors can resolve it in any way which they decide. For example they can deal with entitlements to fractions of a SHARE. They can decide that the benefit of fractions of a SHARE belongs to the COMPANY or that fractions of a SHARE are ignored or deal with fractions of a SHARE in some other way.

134.4 The directors can appoint any person to sign any contract with the COMPANY on behalf of those who are entitled to SHARES under the resolution. Such a contract is binding on all concerned.


                                 SCRIP DIVIDENDS

135. ORDINARY SHAREHOLDERS CAN BE OFFERED THE RIGHT TO RECEIVE EXTRA SHARES INSTEAD OF CASH DIVIDENDS

135.1 The directors can offer ORDINARY SHAREHOLDERS the right to choose to receive extra ORDINARY SHARES, which are credited as fully PAID-UP, instead of some or all of their cash dividend. Before they can do this, the SHAREHOLDERS must have passed an ordinary resolution authorising the directors to make this offer.

135.2 The ordinary resolution can apply to a particular dividend or dividends (whether declared or not). Alternatively, it can apply to some or all of the dividends which may be declared or paid in a specified period. The specified period must end no later than five years after the ordinary resolution is passed.

135.3 The directors can offer ORDINARY SHAREHOLDERS or persons automatically entitled by operation of law the right to request new ORDINARY SHARES instead of cash for:

         o     the next dividend; or

         o all future dividends (if SHARES are made available as an alternative to a cash dividend), until they tell the COMPANY that they no longer wish to receive new ORDINARY SHARES.

         The directors can also allow ORDINARY SHAREHOLDERS to choose between these alternatives.

135.4 An ORDINARY SHAREHOLDER opting for new SHARES is entitled to ORDINARY SHARES whose total RELEVANT VALUE is as near as possible to the cash dividend (disregarding any tax credit) he would have received, but no greater than such cash dividend.

         The RELEVANT VALUE of an ORDINARY SHARE is a value calculated in the manner set out in the ordinary resolution or, if the ordinary resolution does not set out how the RELEVANT VALUE of an ORDINARY SHARE is to be calculated, then the RELEVANT VALUE of an ORDINARY SHARE is the average value of the ORDINARY SHARES for the five dealing days starting from, and including, the day when the SHARES are first quoted "ex dividend". This average value is worked out from the average middle market quotations for the ORDINARY SHARES on the LONDON STOCK EXCHANGE, as published in its Daily Official List. A certificate or report from the COMPANY'S auditors as to the amount of the RELEVANT VALUE will be conclusive evidence of that amount.

135.5 After the directors have decided to apply this Article to a dividend, they must notify eligible ORDINARY SHAREHOLDERS in writing (or where the COMPANIES ACTS permit, by ELECTRONIC MAIL) of their right to choose new ORDINARY SHARES. This notice should also set out the procedure by which the ORDINARY SHAREHOLDERS must notify the COMPANY if they wish to receive new ORDINARY SHARES. Where ORDINARY SHAREHOLDERS have already chosen to receive new ORDINARY SHARES in place of all cash future dividends, if new ORDINARY SHARES are available, the COMPANY will not notify them of a right to receive new ORDINARY SHARES. Instead, the COMPANY will remind them that they have already chosen to receive new ORDINARY SHARES and explain to them how to tell the COMPANY if they wish to start receiving cash dividends again.

135.6 The directors can set a minimum number of ORDINARY SHARES in respect of which the right to choose new ORDINARY SHARES can be exercised. No ORDINARY SHAREHOLDER or person who is automatically entitled to an ORDINARY SHARE by law will receive a fraction of a SHARE. The directors can decide how to deal with any fractions left over and the COMPANY can, if the directors decide, receive the benefit of any or all of these.

135.7 The directors can exclude or restrict the right to choose new ORDINARY SHARES, or make any other arrangements where they decide that:

         o this is necessary or convenient to deal with any legal or or practical problems in relation to holders of ORDINARY SHARES with registered addresses in any particular territory under the laws of any territory, or requirements of any recognised regulatory body or stock exchange in any territory; or

         o special formalities would otherwise apply in connection with the offer of new ORDINARY SHARES (including RDINARY SHARES being represented by AMERICAN DEPOSITARY SHARES); or

          o it would be impractical or unduly onerous to give the right to any ORDINARY SHAREHOLDER or that for some other reason the offer should not be made to them.

135.8 If an ORDINARY SHAREHOLDER chooses to receive new ORDINARY SHARES, no dividend on the ORDINARY SHARES for which he has chosen to receive new ORDINARY SHARES (which are called the ELECTED SHARES), will be declared or payable. Instead, new ORDINARY SHARES will be allotted on the basis set out earlier in this Article. To do this the directors will convert into capital a sum equal to the total nominal value of the new ORDINARY SHARES to be allotted. They will use this sum to pay up in full the appropriate number of new ORDINARY SHARES. These will then be allotted and distributed to the holders of the ELECTED SHARES as set out above. The sum to be converted into capital can be taken from any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account).
         Article 134 applies to this process, so far as it is consistent with this Article 135.

135.9 The new ORDINARY SHARES rank equally in all respects with the existing fully PAID-UP ORDINARY SHARES at the time the new ORDINARY SHARES are allotted. The new ORDINARY SHARES are not entitled to share in the dividend from which they arose or any other dividend or distribution or other entitlement which has been declared, made or paid or is payable by reference to such record date or earlier record date.

135.10 Unless the directors decide otherwise or the CREST REGULATIONS or the rules of a RELEVANT SYSTEM require otherwise, any new ORDINARY SHARES which an ORDINARY SHAREHOLDER has chosen to receive instead of some or all of his cash dividend will be:

         o SHARES in UNCERTIFICATED FORM if the corresponding elected SHARES were UNCERTIFICATED SHARES on the record date for that dividend; and

         o SHARES in CERTIFICATED FORM if the corresponding elected SHARES were SHARES in CERTIFICATED FORM on the recorddate for that dividend.

135.11 The directors can decide that new ORDINARY SHARES will not be available in place of any cash dividend. They can decide this at any time before new ORDINARY SHARES are allotted in place of such dividend, whether before or after ORDINARY SHAREHOLDERS have chosen to receive new ORDINARY SHARES.

135.12 The directors have the power to do all acts and things they consider necessary to give effect to this Article.


                                    ACCOUNTS


136      ACCOUNTING AND OTHER RECORDS
136.1 The directors must make sure that proper accounting records that comply with the COMPANIES ACTS are kept. These records must explain the COMPANY'S transactions and show its financial position at any time with reasonable accuracy.

136.2 The directors must, in accordance with the COMPANIES ACTS, ensure that the profit and loss accounts, balance sheets, group accounts (if any) and reports specified in the COMPANIES ACTS are prepared and laid before the COMPANY at a General Meeting.

136.3 The auditors' report must be laid before the COMPANY in General Meeting and must be open for inspection as required by the COMPANIES ACTS.

137      LOCATION AND INSPECTION OF RECORDS
137.1    The accounting records must be kept:

         o     at the REGISTERED OFFICE; or

         o     at  any   other place which  the  COMPANIES  ACTS  allow  and the
               directors decide on.

137.2 The COMPANY'S officers always have the right to inspect the accounting records.

138.1 No SHAREHOLDER (other than a SHAREHOLDER who is also an officer) has any right to inspect any books or papers of the COMPANY unless:

         o     the  COMPANIES  ACTS or a proper court order give him that right;
               or

         o     the directors authorise him to do so; or

         o     he is authorised by an ordinary resolution to do so.


138      SENDING COPIES OF ACCOUNTS AND OTHER DOCUMENTS

138.1 This Article applies to every directors' and auditors' report and balance sheet and profit and loss account to be laid before the SHAREHOLDERS at a General Meeting with any other document which the COMPANIES ACTS requires to be attached to these.

138.2 Copies of the documents set out in Article 138.1 must be delivered or sent by post to the SHAREHOLDERS and debenture holders at their Registered addresses and to all other people to whom the ARTICLES, or the COMPANIES ACTS or the requirements of the LONDON STOCK EXCHANGE (or of any other stock exchange on which all or any of the SHARES of the COMPANY have been admitted for listing) require the COMPANY to send them. This must be done at least 21 days before the relevant General Meeting. However, the COMPANY need not send these documents to SHAREHOLDERS who are sent summary financial statements in accordance with the COMPANIES ACTS.

138.2 SHAREHOLDERS or debenture holders who are not sent copies of the above documents in Article 138.2 can receive a copy free of charge by applying to the COMPANY at the REGISTERED OFFICE.


                                    AUDITORS


139      ACTS OF AUDITORS
         The directors must appoint auditors for the COMPANY. The duties of the auditors will be regulated in accordance with the COMPANIES ACTS. So far as the COMPANIES ACTS allow, the actions of a person acting as an auditor are valid in favour of anyone dealing with the COMPANY in good faith, even if there was some defect in the person's appointment or qualification to act as an auditor.

140      AUDITORS AT GENERAL MEETINGS
         The COMPANY'S auditor can attend any General Meeting. He can speak at General Meetings on any business which is relevant to him as auditor.

                                     NOTICES


141      SERVING AND DELIVERING NOTICES AND OTHER DOCUMENTS

141.1 The COMPANY can serve or deliver any offer, notice or other document, including a SHARE certificate, on or to a SHAREHOLDER:

         o    personally;

         o by posting it in a letter (with postage paid) to the SHAREHOLDER'S registered address or by causing it to be left at that address in some other way; or

         o so far as the COMPANIES ACTS allow (and except in relation to share certificates), by electronic mail to an electronic address or fax number in the UNITED KINGDOM notified by the SHAREHOLDER in writing.

141.2 If the COMPANY cannot effectively call a General Meeting by sending notices through the post, because the post is suspended or restricted in the UNITED KINGDOM, the directors can call the General Meeting by publishing a notice in at least one UNITED KINGDOM national newspaper. Notice published in this way will be treated as being properly served on SHAREHOLDERS who are entitled to receive it at noon on the day when the advertisement first appears. If it becomes possible to use the post again more than seven days before the General Meeting, the COMPANY must send confirmation of the notice by post.

141.3 Any notice given by the COMPANY to its SHAREHOLDERS (except for a notice convening a SHAREHOLDERS' meeting) can (if it is not possible to send a notice by post) be sufficiently given by placing an advertisement of the notice once in at least one national newspaper.

141.4 However, Articles 141 to 146 do not affect any provision of the COMPANIES ACTS requiring offers, notices or documents to be served in a particular way.

142      NOTICES TO JOINT HOLDERS
         When a notice or document is to be given to joint SHAREHOLDERs it must be given to the joint SHAREHOLDER who is listed first on the REGISTER for the SHARE or SHARES, but ignoring any joint SHAREHOLDER without a UNITED KINGDOM address under Article 143. A notice given in this way is treated as given to all of the joint holders.

143      NOTICES FOR SHAREHOLDERS WITH FOREIGN ADDRESSES
         This Article applies to a SHAREHOLDER whose address on the REGISTER is outside the UNITED KINGDOM. He can give the COMPANY a UNITED KINGDOM address where notices or documents can be served on him. If he does, he is entitled to have notices or documents served on him at that address. Otherwise, he is not entitled to receive any notices from the COMPANY.

144      WHEN NOTICES ARE SERVED
144.1 If a notice or document is delivered or served by hand, it is treated as being delivered or served at the time it is handed to the SHAREHOLDER or left at his registered address.

144.2 If a notice or document is sent through the post, it is treated as being served or delivered at the expiration of 24 hours after it was posted in the UNITED KINGDOM.

144.3 It can be proved conclusively that a notice or other document was served by post by showing that the envelope containing the notice or document was:

         o     properly addressed and

         o     put into the post and sent with postage prepaid.

144.4 To the extent permitted by the COMPANIES ACTS and these ARTICLES a notice or document sent by ELECTRONIC MAIL is treated as being served or delivered at the expiration of two hours from the time on the day it was sent.

144.5 If a notice is given by advertisement, it is treated as being served or delivered on the day on which the advertisement appears.

145 SERVING NOTICES AND DOCUMENTS ON SHAREHOLDERS WHO HAVE DIED OR ARE BANKRUPT This Article applies where a SHAREHOLDER has died, or become bankrupt or has become of unsound mind, but is still registered as a SHAREHOLDER. It applies whether he is registered as a sole or joint
         SHAREHOLDER. If any notice, or other document, is served on the SHAREHOLDER named on the REGISTER, or sent to him in accordance with the ARTICLES, this will be valid despite his death or bankruptcy or becoming of unsound mind. This applies even if the COMPANY knew about these things. If notices or documents are served or sent in accordance with this Article, there is no need to send them to, or serve them in any other way on any other people who may be involved.

146      IF DOCUMENTS ARE ACCIDENTALLY NOT SENT
         If any notice, or other document relating to any meeting or other proceeding, is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.


                               MINUTES AND RECORDS

147      MINUTES
147.1 The directors must ensure that minutes are entered in books kept for the purpose of:

         o     all appointments of officers made by the directors;

         o the names of the directors present at each directors' meeting and of any committee of the directors;

         o all resolutions and proceedings at all General Meetings of the COMPANY, the holders of any class of SHARES in the COMPANY, the directors and any committees of the directors;

         and every director present at any directors' meeting or committee meeting must sign his name in a book to be kept for that purpose.

147.2 If any such minute purports to be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting this shall be conclusive evidence of the proceedings.

148 AVAILABILITY OF RECORDS FOR INSPECTION AND NOTIFYING THE REGISTRAR OF COMPANIES

148.1 The COMPANY must keep and make available for inspection as required by the COMPANIES ACTS:

          o a register of the directors and SECRETARY which must include all information required by the COMPANIES ACTS (and from time to time the COMPANY must notify the registrar of companies of changes to the register and the date of the change in the manner required by the Acts);

          o copies and memoranda of directors' service contracts with the COMPANY and any of its SUBSIDIARIES;

          o a register of directors' interests in SHARES or debentures of the COMPANY or any other body corporate, being the COMPANY'S SUBSIDIARY or holding company or a SUBSIDIARY of the COMPANY'S holding company. This register must be produced and remain open at each Annual General Meeting; and

          o a register for recording information relating to interests in the share capital of the COMPANY.

148.2 The directors must ensure that a register is kept in accordance with the COMPANIES ACTS of all charges specifically affecting property of the COMPANY and of all floating charges relating to assets or property of the COMPANY, and the directors must comply with the COMPANIES ACTS in relation to registration of charges.


                                   WINDING UP


149      DIRECTORS' POWER TO PETITION
         The directors can present a petition to the Court in the name and on behalf of the COMPANY for the COMPANY to be wound up.


150      DISTRIBUTION OF ASSETS IN KIND
         If the COMPANY is wound up (whether the liquidation is voluntary, under supervision of the Court, or by the Court) the liquidator can, with the authority of an extraordinary resolution passed by the SHAREHOLDERS and any other sanction required by the COMPANIES ACTS, divide among the SHAREHOLDERS the whole or any part of the assets of the COMPANY. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can place whatever value he considers fair upon any property and decide how the division is carried out as between SHAREHOLDERS or different classes of SHAREHOLDERS. The liquidator can also, with the authority of an extraordinary resolution passed by the SHAREHOLDERS and any other sanction required by the COMPANIES ACTS, transfer any part of the assets to trustees upon any trusts for the benefit of SHAREHOLDERS which the liquidator decides. However no past or present SHAREHOLDER can be compelled to accept any SHARES or other securities under this Article which carry a liability.


                              DESTROYING DOCUMENTS


151      DESTROYING DOCUMENTS

151.1    The COMPANY can destroy all:

         o forms of transfer of SHARES, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the REGISTER, after six years from the date of registration;

          o    dividend payment instructions  and  notifications of a change  of
               address  or   name,  after  two years  from the  date  these were
               registered; and

          o cancelled share certificates, one year after the date they were cancelled.

151.2 A document destroyed in accordance with Article 151.1 is conclusively treated as having been a valid and effective document in accordance with the COMPANY'S records relating to the document. Any action of the COMPANY in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as properly taken.

151.3 ARTICLES 151.1 and 151.2 only apply to documents which are destroyed in good faith and if the COMPANY has not been informed that keeping the documents is relevant to any claim.

151.4 For documents relating to SHARES in UNCERTIFICATED FORM, the COMPANY must also comply with any rules (as defined in the CREST REGULATIONS) which limit its ability to destroy these documents.

151.5    This Article does not make the COMPANY liable if it:

         o     destroys a document earlier than referred to in Article 151.1; or

         o     would not be liable if this Article did not exist.

151.6 This Article applies whether a document is destroyed or disposed of in any other manner.


                             INDEMNITY AND INSURANCE

152      INDEMNITY

152.1 So far as the COMPANIES ACTS allow, every director, SECRETARY or other officer of the COMPANY shall be indemnified by the COMPANY out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him:

         o     in performing or omitting to perform his duties; and/or

         o     in exercising or omitting to exercise his powers; and/or

         o     in purporting to do any of these things; and/or

         o otherwise in relation to or in connection with his duties, powers or office.

152.2 So far as the COMPANIES ACTS allow, every director, SECRETARY or other officer of the COMPANY is exempted from any liability to the COMPANY where that liability would be covered by the indemnity in Article 152.1.


153      INSURANCE

153.1    For the purpose of this  Article  each of the  following  is a RELEVANT
         COMPANY:

         o     the COMPANY;

         o     any holding company of the COMPANY;

         o any COMPANY in which the COMPANY or its holding company or any of the predecessors of the COMPANY or of its holding company has or had any interest, whether direct or indirect; and

         o any COMPANY which is in any way allied to or associated with the COMPANY, or any SUBSIDIARY UNDERTAKING of the COMPANY or such other COMPANY.

153.2 Without limiting Article 152 in any way, the directors can arrange for the COMPANY to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:

         o     directors, officers or employees of any RELEVANT COMPANY; or

         o trustees of any pension fund or employees' share scheme in which employees of any RELEVANT COMPANY are interested.

         This includes, for example, insurance against any liability incurred by them for any act or omission:

         o     in performing or omitting to perform their duties; and/or

         o     in exercising or omitting to exercise their powers; and/or

         o     in claiming to do any of these things; and/or

         o     otherwise in relation to their duties, powers or offices.


                                 SHARE WARRANTS


154     ISSUE OF SHARE WARRANTS

154.1 The COMPANY can issue SHARE WARRANTS which state that the bearer of the SHARE WARRANT ("BEARER") is entitled to the SHARES specified in the SHARE WARRANT. The COMPANY can only do this in a way which is allowed under the COMPANIES ACTS and in Articles 154 to 161. SHARE WARRANTS can provide for the payment of future dividends and other distributions relating to the SHARES. Payment can be made by exchanging coupons which can be attached to the SHARE WARRANTS, or in any other way which the directors determine.

154.2 The BEARER of a SHARE WARRANT is entitled to the number of SHARES which are specified in it. These SHARES can be transferred by one person delivering the SHARE WARRANT to another.

154.3 Subject to Article 154.2, the provisions of the ARTICLES relating to SHARE certificates and transferring SHARES do not apply to SHARE WARRANTS.

154.4    Each SHARE WARRANT must be issued under the SEAL.

154.5 The directors can decide on the language and form of, and the number of SHARES represented by, each SHARE WARRANT.

155      DIRECTORS CAN ACCEPT A CERTIFICATE INSTEAD OF A SHARE WARRANT

155.1    The directors can accept a certificate  from the persons referred to in
         Article 155.2 stating that they hold SHARE WARRANTS on behalf of someone named in the certificate as proof of matters set out in such certificate. The certificate will be in such form as the directors decide (including details of the number of SHARES to which the SHARE WARRANT relates).

155.2 The only people who may deliver a certificate to the COMPANY are the ADR DEPOSITARY or any bank or agent which has been appointed by the COMPANY. For the purposes of Articles 154 to 160, the COMPANY can treat the deposit of the certificate as though the SHARE WARRANT itself had been deposited at the TRANSFER OFFICE.

155.3 As long as the certificate is in a form agreed by the directors, the COMPANY does not need to make any further enquiry into the accuracy of the information contained in the certificate.

156      REQUESTING A SHARE WARRANT

156.1 A SHARE WARRANT will only be issued if a SHAREHOLDER requests in writing that a SHARE WARRANT is issued for some or all of the SHARES which are registered in his name.

156.2 The request must be addressed to the directors at the TRANSFER OFFICE. The directors can specify the form of the request, and can require that evidence is sent with the request to prove the identity of the person making the request and his right to the SHARES. The directors do not have to agree to this request.

156.3 Where a SHAREHOLDER requests that SHARE WARRANTS are issued in relation to SHARES registered in his name, and there are share certificates in respect of those SHARES, a SHARE WARRANT will only be issued once the share certificates have been delivered to the TRANSFER OFFICE for cancellation.

156.4 A person who requests a SHARE WARRANT (including a person requesting a SHARE WARRANT in the circumstances described in Article 157) is responsible (and will re-imburse the COMPANY) for all and any stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties payable in connection with the issue of the SHARE WARRANTS. This Article 156.4 applies unless the person requesting the SHARE WARRANT agrees otherwise with the COMPANY.

157      REPLACING SHARE WARRANTS

157.1 If a SHARE WARRANT is damaged or defaced, the BEARER can request a new one, once he returns the damaged or defaced SHARE WARRANT to the directors at the TRANSFER OFFICE. Once any payments of the types described in Article 156.4 are made (if any), a new SHARE WARRANT will be issued.

157.2 If a SHARE WARRANT is said to have been lost, stolen or destroyed, the directors can issue a replacement (although they do not have to do so). The directors can require satisfactory evidence of the loss, theft or destruction, an indemnity, the payment of any exceptional out of pocket expenses, and payments of the types described in Article 156.4 before issuing a replacement.

157.3 The Bearer can ask the directors to cancel his existing SHARE WARRANT and replace it with two (or more) SHARE WARRANTS which together represent the same number of SHARES which the original single SHARE WARRANT represented. The directors do not have to comply with this request. If they do, the BEARER will have to surrender his original SHARE WARRANT and can be required by the directors to make any payments of the types described in Article 156.4 before the new SHARE WARRANTS are issued.

158      RIGHTS OF THE BEARER

158.1 The BEARER (or a person who has deposited his SHARE WARRANT in accordance with Article 158.2 or if the directors so decide, Article 155.2) shall be entitled to the same rights and be subject to the same obligations as those to which he would be entitled or subject if he were the registered holder of the SHARES to which the SHARE WARRANT relates. This is subject to the provisions of Articles 154 to 161.

158.2 Where a BEARER deposits his SHARE WARRANT, together with a written declaration giving his name and address, at the TRANSFER OFFICE (or some other place specified by the directors) he has certain rights at any General Meeting provided that such SHARE WARRANT is deposited at least 48 hours in advance of such meeting. For as long as the SHARE WARRANT remains so deposited, the person who deposited it will have the following rights as if he were the registered holder from the time of deposit of the SHARES specified in the SHARE WARRANT at a General
         Meeting:

         o     the right to sign a form requiring a General Meeting;

         o the right to give notice of his intention to submit a resolution at a General Meeting;

         o the right to attend, speak and vote, appoint a proxy and exercise the other rights of a SHAREHOLDER at a General Meeting.

158.3 Any SHARE WARRANT which is deposited in accordance with Article 158.2 must remain deposited until the end of the General Meeting at which the person who deposited the SHARE WARRANT desires to attend or be represented.

158.4 If a person presents a SHARE WARRANT at the TRANSFER OFFICE, the COMPANY is entitled to assume that this person is the owner of the SHARE WARRANT. The COMPANY can pay dividends or moneys relating to the SHARES specified in the SHARE WARRANT which are due to this person either to such person or to an account specified by him. If the COMPANY does this, it shall have performed its obligation to pay that dividend or those moneys.

159      BEARERS OF SHARE WARRANTS  PARTICIPATING IN SECURITIES  OFFERS

159.1 In the case of a SECURITIES OFFER, there is no need to contact any Bearer individually. Instead, all the COMPANY need do is advertise the details of the SECURITIES OFFER in a leading UNITED KINGDOM national daily newspaper (and any other newspapers the directors decide on).

159.2 If, following the publication of the advertisement referred to above, the BEARER deposits the SHARE WARRANT (or, if appropriate, the coupon attached to the SHARE WARRANT) at the TRANSFER OFFICE (or some other place mentioned in the advertisement), within the time limit set out in the SECURITIES OFFER, he shall have the same right to participate in the SECURITIES OFFER as if he were the registered holder of the SHARES specified in the SHARE WARRANT.

159.3 For the purposes of this Article, a SECURITIES OFFER means an offer of SHARES, securities or debentures to SHAREHOLDERS or any class of SHAREHOLDERS, or a proposed issue of SHARES pursuant to Article 134.

160      COMMUNICATIONS WITH BEARERS OF SHARE WARRANTS

160.1 In the case of any communication (for example, a notice of General Meeting, a circular or annual report) with SHAREHOLDERS, there is no need for the COMPANY to contact any BEARER individually. Instead, all the COMPANY need do is advertise the communication in a leading UNITED KINGDOM national daily newspaper (and any other newspapers the directors decide on), giving an address where copies of the communication may be obtained by the BEARER.

160.2 The COMPANY must communicate with the BEARER in a different way, if the LONDON STOCK EXCHANGE requires this.

161      ISSUING SHARES TO WHICH THE SHARE WARRANT RELATES

162.1 The BEARER can ask to be registered as a SHAREHOLDER (or that another person be so registered) in respect of all or any of the SHARES specified in the SHARE WARRANT. In order to do so he must deposit at the TRANSFER OFFICE (or another place specified by the directors):

         o     the SHARE WARRANT; and

         o a signed declaration in a form agreed by the directors which sets out the names and addresses of the persons, and the numbers of SHARES, in whose name he wishes such SHARES to be registered.

161.2    The COMPANY will comply with a request made in accordance  with Article
         161.1 only upon the payment (or reimbursement) by the BEARER of all and any stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties payable in connection with the issue of the SHARES. The COMPANY may, however, agree that any such taxes or costs do not have to be paid by the BEARER.

161.3 If the COMPANY complies with a request made in accordance with Article 161.1, the person named in the declaration will be entitled to have his name entered as a member in the REGISTER in respect of the SHARES specified in the declaration and to receive a share certificate for them.

161.4 If the declaration does not deal with all the SHARES to which the SHARE WARRANT relates, a new SHARE WARRANT for the remaining SHARES will be issued, without charge, to the person who deposited the old SHARE WARRANT. The new SHARE WARRANT will only be issued upon the cancellation of the old SHARE WARRANT.


                                 ADR DEPOSITARY


162      ADR DEPOSITARY CAN APPOINT PROXIES

162.1 The ADR DEPOSITARY can appoint more than one person to be its proxy. As long as the appointment complies with the requirements in Article
         162.2, the appointment can be made in any way and on any terms which the ADR DEPOSITARY thinks fit. Each person appointed in this way is called an APPOINTED PROXY.

162.2 The appointment must set out the number of SHARES in relation to which an APPOINTED PROXY is appointed. This number is called the APPOINTED NUMBER. The APPOINTED NUMBERS of all APPOINTED PROXIES appointed by the ADR DEPOSITARY, when added together, must not be more than the number of DEPOSITARY SHARES (as calculated in Article 162.3).

162.3 The DEPOSITARY SHARES attributable to the ADR DEPOSITARY consist of the total of the number of SHARES:

         o     registered in the name of the ADR DEPOSITARY;

         o represented by SHARE WARRANTS which have been deposited by the ADR DEPOSITARY with the COMPANY in accordance with Article 158; and

         o represented by SHARE WARRANTS which are set out in a certificate from the ADR DEPOSITARY accepted by the directors in accordance with Article 155.

163      THE ADR DEPOSITARY MUST KEEP A PROXY REGISTER

163.1 The ADR DEPOSITARY must keep a register of the names and addresses of all the APPOINTED PROXIES. This is called the PROXY REGISTER. The PROXY REGISTER will also set out the APPOINTED NUMBER of SHARES of each APPOINTED PROXY. This can be shown by setting out the number of AMERICAN DEPOSITARY RECEIPTS which each APPOINTED PROXY holds and stating that the APPOINTED NUMBER of SHARES can be ascertained by multiplying the said number of AMERICAN DEPOSITARY RECEIPTS by such number which for the time being is equal to the number of SHARES which any one AMERICAN DEPOSITARY RECEIPT represents.

163.2 The ADR DEPOSITARY must let anyone whom the directors nominate inspect the PROXY REGISTER during usual business hours on a WORKING DAY. The ADR DEPOSITARY must also provide, as soon as possible, any information contained in the PROXY REGISTER if it is demanded by the COMPANY or its agents.

164      APPOINTED   PROXIES  CAN  ONLY  ATTEND  GENERAL  MEETINGS  IF  PROPERLY
         APPOINTED

         An Appointed Proxy may only attend a General Meeting if he provides the COMPANY with written evidence of his appointment by the ADR DEPOSITARY for that General Meeting. This must be in a form agreed between the directors and the ADR DEPOSITARY.

165   RIGHTS OF APPOINTED PROXIES

         Subject to the COMPANIES ACTS and these ARTICLES and so long as the DEPOSITARY SHARES are sufficient to include an APPOINTED PROXY'S APPOINTED NUMBER:

         o at a General Meeting which an APPOINTED PROXY is entitled to attend, he is entitled to the same rights and has the same obligations in relation to his APPOINTED NUMBER of SHARES as if the ADR DEPOSITARY was the registered holder of such SHARES and he had been validly appointed in accordance with Articles 76, 77 and 78 by the ADR DEPOSITARY as its proxy in relation to those SHARES; and

         o an APPOINTED PROXY can himself appoint another person to be his proxy in relation to his APPOINTED NUMBER of SHARES, as long as the appointment is made and deposited in accordance with Articles 76, 77 and 78 and, if it is, the provisions of these ARTICLES will apply to such an appointment as though the APPOINTED PROXY was the registered holder of such SHARES and the appointment was made by him in that capacity.

166      SENDING INFORMATION TO AN APPOINTED PROXY

         The COMPANY can send to an APPOINTED PROXY at his address in the PROXY REGISTER all the same documents which are sent to SHAREHOLDERS.

167      THE COMPANY CAN PAY DIVIDENDS TO AN APPOINTED PROXY
         The COMPANY can pay to an APPOINTED PROXY at his address in the PROXY REGISTER all dividends or other moneys relating to the APPOINTED PROXY'S APPOINTED NUMBER of SHARES instead of paying this amount to the ADR DEPOSITARY. If the COMPANY does this, it will not have any obligation to make this payment to the ADR DEPOSITARY as well.

168      THE PROXY REGISTER MAY BE FIXED AT A CERTAIN DATE

168.1 In order to determine which persons are entitled as APPOINTED PROXIES to:

         o     exercise the rights conferred by Article 165;

         o     receive documents sent pursuant to Article 166; and

         o     be paid dividends pursuant to Article 167

         and the APPOINTED NUMBER of SHARES in respect of which a person is to be treated as having been appointed as an APPOINTED PROXY for such purpose, the ADR DEPOSITARY may determine that the APPOINTED PROXIES who are entitled are the persons entered in the PROXY REGISTER at the close of business on a date (a "RECORD DATE") determined by the ADR DEPOSITARY in consultation with the COMPANY.

168.2    When a RECORD DATE is determined for a particular purpose:

         o the APPOINTED NUMBER of SHARES in respect of an APPOINTED PROXY will be treated as the number appearing against his name in the PROXY REGISTER as at the close of business on the RECORD DATE;

         o this can be shown by setting out the number of AMERICAN DEPOSITARY RECEIPTS which each APPOINTED PROXY holds and stating that the number of SHARES can be ascertained by multiplying the said number of AMERICAN DEPOSITARY RECEIPTS by such number which for the time being is equal to the number of SHARES which any one AMERICAN DEPOSITARY RECEIPT represents; and

         o changes to entries in the PROXY REGISTER after the close of business on the RECORD DATE will be ignored in determining the entitlement of any person for the purpose concerned.

169      THE NATURE OF AN APPOINTED PROXY'S INTEREST
         Except as required by the COMPANIES ACTS, no APPOINTED PROXY will be recognised by the COMPANY as holding any interest in SHARES upon any trust. Except for recognising the rights given in relation to General Meetings by appointments made by APPOINTED PROXIES pursuant to Article 165, the COMPANY is entitled to treat any person entered in the PROXY REGISTER as an APPOINTED PROXY as the only person (other than the ADR DEPOSITARY) who has any interest in the SHARES in respect of which the APPOINTED PROXY has been appointed.

170      VALIDITY OF THE APPOINTMENT OF APPOINTED PROXIES

170.1 If any question arises as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any SHARES (for example because the total number of SHARES in respect of which appointments are recorded in the PROXY REGISTER is more than the number of DEPOSITARY SHARES) this question will, if it arises at or in relation to a General Meeting be determined by the chairman of the General Meeting. His decision (which can include declining to recognise a particular appointment or appointments as valid) will, if made in good faith, be final and binding on all persons interested.

170.2 If a question of the type described in Article 170.1 arises in any circumstances other than at or in relation to a General Meeting, the question will be determined by the directors. Their decision (which can include declining to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding on all persons interested.

                                    GLOSSARY

ABOUT THE GLOSSARY

This glossary is to help readers understand the COMPANY'S Articles of Association. Words are explained as they are used in the ARTICLES - they might mean different things in other documents. The glossary is not legally part of the ARTICLES, and it does not affect their meaning. The definitions are intended to be a general guide - they are not precise.

ABROGATE If the special rights of a SHARE are abrogated, they are cancelled or withdrawn.

ACCRUE If interest is accruing, it is running or mounting up, day by day.

ADJOURNED In relation to a SHAREHOLDERS' MEETING, means that the meeting has come to an end for the time being, to be continued at a later time or day, at the same or a different place and adjourned and adjourn shall be construed accordingly.

AGENT A person who has been appointed to act for another person.

ALLOT When new SHARES are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new SHARE, or has become entitled to a new SHARE for any other reason. As soon as a SHARE is allotted, that person gets the right to have his name put on the register of SHAREHOLDERS. When he has been registered, the SHARE has also been issued.

ALLOTTEE A person to whom a SHARE is allotted (see renunciation).

ASSET Any property of any description which is of any value to its owner.

ATTORNEY An attorney is a person who has been appointed to act for another person in a particular way. The person is appointed by a formal document, called a power of attorney.

AUTOMATICALLY ENTITLED TO A SHARE BY LAW In some situations, a person will be entitled to have SHARES which are registered in somebody else's name registered in his own name. Or he can require the SHARES to be transferred to another person. When a SHAREHOLDER dies, or the sole survivor of joint SHAREHOLDERS dies, his personal representatives have this right. If a SHAREHOLDER is made bankrupt, his trustee in bankruptcy has the right.

BENEFICIAL INTEREST A person on whose behalf or for whose benefit a trustee holds SHARES has a beneficial interest in those SHARES.

BROKERAGE Commission which is paid to a broker by a COMPANY issuing SHARES, where the broker's clients have applied for SHARES.

CALL A call to pay money which is due on SHARES which has not yet been paid. This happens if the COMPANY issues SHARES which are partly paid, where money remains to be paid to the COMPANY for the SHARES. The money which has not been paid can be "called" for. If all the money to be paid on a SHARE has been paid, the SHARE is called a fully paid SHARE.

CAPITALISE To convert some or all of the reserves of a COMPANY into capital (such as SHARES).

CAPITAL REDEMPTION RESERVE A reserve of funds which a COMPANY may have to set up to ensure that the COMPANY'S capital base remains the same when SHARES are redeemed or bought back. It is equivalent to the amount by which the COMPANY'S issued share capital is reduced by the redemption or purchase.

CASUAL VACANCY A vacancy amongst the directors which occurs by reason of the death, resignation or disqualification of a director, or from the failure of an elected director to accept his appointment, or for any other reason except the retirement of a director in accordance with the ARTICLES.

CHARGE See lien and charge.

COMPANY REPRESENTATIVE If a COMPANY owns SHARES, it can appoint a COMPANY REPRESENTATIVE to attend a SHAREHOLDERS' MEETING to speak and vote for it.

CONSOLIDATE When SHARES are consolidated, they are combined with other SHARES. For example, every three (poUND)1 shares might be consolidated into one new (Pound)3 SHARE.

CUMULATIVE DIVIDENDS If a dividend which is cumulative cannot be paid in one year because the COMPANY does not have enough profits to cover the payment, the SHAREHOLDER has the right to receive the dividend in a future year, when the COMPANY has enough profits to pay the dividend. Compare this with a non-cumulative dividend.

DEBENTURE A typical debenture is a type of long-term borrowing by a COMPANY. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

DECLARE Generally, when a final dividend is declared, it becomes due to be paid.

DIVIDEND ARREARS Any dividend arrears. This includes any dividends on SHARES with cumulative rights which could not be paid, but which have been carried forward.

DIVIDEND WARRANT A dividend warrant is similar to a cheque for a dividend.

DOCUMENTS OF TITLE The documents which show that a person owns something (for example, a share certificate).

EX-DIVIDEND When a SHARE goes "ex-dividend", a person who buys it will not be entitled to the dividend which has been declared shortly before he bought it. When a SHARE has gone "ex-dividend", the seller is entitled to this dividend, even though it will be paid after he has sold his SHARE.

EXECUTED A document is executed when it is signed, or sealed or made valid in some other way.

EXERCISE When a power is exercised, it is put to use.

EXTRAORDINARY RESOLUTION A decision reached by a majority of at least 75 per cent. of votes cast. The COMPANIES ACT requires extraordinary resolutions to be passed in certain situations.

FORFEIT When a SHARE is forfeited it is taken away from the SHAREHOLDER and becomes the property of the COMPANY which can do with it as it likes. This process is called "forfeiture". This can happen if a call on a partly-paid SHARE is not paid on time.

FULLY-PAID SHARES When all of the money which is due to the COMPANY for a SHARE has been paid, a SHARE is called a fully paid SHARE.

GOOD TITLE If a person has good title to a SHARE, he owns it outright.

HOLDING COMPANY A COMPANY which controls another COMPANY (for example by owning a majority of its SHARES) is called the holding company of that other COMPANY. The other COMPANY is the SUBSIDIARY of the holding company.

INDEMNITY If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to "indemnify" the other person.


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IN ISSUE See issue.

INSTRUMENTS Formal legal documents.

ISSUE When a share has been issued, everything has been done to make the SHAREHOLDER the owner of the SHARE. In particular, the SHAREHOLDER'S name has been put on the REGISTER of SHAREHOLDERS. Existing SHARES which have been issued are "in issue".

LIABILITIES Debts and other obligations.

LIABLE JOINTLY AND SEVERALLY Where more than one person is liable jointly and severally it means that any one of them may be sued, or they can all be sued together.

LIEN AND CHARGE Where the COMPANY has a lien and charge over SHARES, it can take the dividends, and any other payments relating to the SHARES which it has a charge over, or it can sell the SHARES, to repay the debt and so on.

MEMBERS  means SHAREHOLDERS.

NEGOTIABLE INSTRUMENT A document such as a cheque, which can be freely transferred from one person to another.

NOMINAL VALUE The nominal value of the SHARE. The nominal value of the 5p ORDINARY SHARES is 5p. This value is shown on the share certificate for a SHARE, if there is one. When the COMPANY issues new SHARES this can be for a price which is at a premium to the nominal value. When SHARES are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the "par value".

NON-CUMULATIVE DIVIDENDS If a dividend which is non-cumulative cannot be paid in one year because the COMPANY does not have enough profits available to cover the payment, the SHAREHOLDER does not have the right to receive the dividend in a future year. This is the opposite to a cumulative dividend.

OBJECTS OF A COMPANY The business activities that the COMPANY is authorised to carry on. The COMPANY'S objects are set out in Clause 4 of its MEMORANDUM.

OFFICE COPY An exact copy of an official document, supplied by the office which holds, or issued, the original.

ORDINARY RESOLUTION A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

PAR VALUE See nominal value.

PARTLY PAID SHARES If any money remains to be paid on a SHARE, it is said to be partly paid. The unpaid money can be "called" for.

PERSONAL REPRESENTATIVES A person who is entitled to deal with the property ("the estate") of a person who has died. If the person who has died left a valid will, the will appoints "executors" who are personal representatives. If the person died without a will, the courts will appoint one or more "administrators" to be the personal representatives.

POLL A poll vote is usually a card vote but to the extent permitted by the COMPANIES ACTS may be an electronic vote. On a poll vote, the number of votes which a SHAREHOLDER has will depend on the number of SHARES which he owns. An ORDINARY SHAREHOLDER has one vote for each SHARE he owns. A poll vote is different to a show of hands vote, where each person who is entitled to vote has just one vote, however many SHARES he owns.


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POWER OF ATTORNEY A formal  document which legally  appoints one or more persons to act on behalf of another person.

PRE-EMPTION RIGHTS The right of some SHAREHOLDERS which is given by the COMPANIES ACT to be offered a proportion of certain classes of newly issued SHARES and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

PREMIUM If the COMPANY issues a new SHARE for more than its nominal value (for example because the market value is more than the nominal value), the amount above the nominal value is the premium.

PROXY A proxy is a person who is appointed by a SHAREHOLDER to attend a SHAREHOLDERS' MEETING and vote for that SHAREHOLDER. A proxy is appointed by using a proxy form. A proxy does not have to be a SHAREHOLDER. At a SHAREHOLDERS' MEETING a proxy can vote on a poll and, if the ARTICLES permit, he can also vote on a show of hands and speak.

PROXY FORM A form which a SHAREHOLDER uses to appoint a proxy to attend a SHAREHOLDERS' MEETING and vote for him. The proxy form must be delivered to the COMPANY before the meeting to which it relates.

QUORUM The minimum number of SHAREHOLDERS or directors who must be present before a meeting can start. When this number is reached, the meeting is said to be "quorate".

RANK & RANKING When either capital or income is distributed to SHAREHOLDERS, it is paid out according to the rank (or ranking) of the SHARES. For example, a SHARE which ranks before (or ahead of) another SHARE in sharing in the COMPANY'S income is entitled to have its dividends paid first, before any dividends are paid on SHARES which rank behind (or after) it. If there is not enough income to pay dividends on all SHARES, the available income must be used first to pay dividends on SHARES which rank ahead, and then to SHARES which rank behind. The same applies for repayments of capital. Capital must be paid first to SHARES which rank ahead in sharing in the COMPANY'S capital, and then to SHARES which rank behind. The COMPANY'S FIXED RATE SHARES rank ahead of its ORDINARY SHARES. Where certain SHARES rank equally with other SHARES, both types of SHARES have the same rights as each other.

RECOGNISED CLEARING HOUSE A "clearing house" which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.

RECOGNISED INVESTMENT EXCHANGE An "investment exchange" which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as SHARES, are traded. The LONDON STOCK EXCHANGE is a recognised investment exchange.

REDEEM AND REDEMPTION When a SHARE is redeemed, it is effectively bought back by the COMPANY in return for a sum of money (the "redemption price") which was fixed before the SHARE was issued. This process is called redemption. A SHARE which can be redeemed is called a "redeemable" SHARE.

RELEVANT SYSTEM This is a term used in the CREST REGULATIONS for a computer-based system which allows SHARES without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a "RELEVANT SYSTEM".


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RENUNCIATION Where a SHARE has been allotted, but no one has been entered on the share register as the holder of the SHARE, it can be renounced by the allottee to another person. This transfers the right to be registered as the holder of the share to another person. This process is called renunciation.

REQUISITION A MEETING A formal process which SHAREHOLDERS can use to call a SHAREHOLDERS' MEETING. Generally speaking the SHAREHOLDERS who want to call a meeting must hold at least 10 per cent of the issued SHARES.

RESERVE FUND OR RESERVES A fund which has been set aside in the accounts of a COMPANY. Profits which are not paid out to SHAREHOLDERS as dividends, or used up in some other way, are held in a reserve fund by the COMPANY. The capital redemption reserve and SHARE premium account are also reserve funds.

REVOKE To withdraw, or cancel.

RIGHTS ISSUE A way by which COMPANIES raise extra share capital. Usually the existing SHAREHOLDERS will be offered the chance to buy a certain number of new SHARES, depending on how many they already have. For example, SHAREHOLDERS may be offered the chance to buy one new SHARE for every four they already have.

SECURITIES All SHARES, bonds and other investment instruments issued by a COMPANY which entitle the holder to a SHARE in the profits or assets of that COMPANY, to receive a cash payment from a COMPANY or to subscribe for such a security.

SECURITIES SEAL A seal used to stamp the COMPANY'S securities as evidence that the COMPANY has issued them. The COMPANY'S SECURITIES SEAL is like the COMPANY'S COMMON SEAL but with the addition of the word "securities".

SHARE PREMIUM ACCOUNT If a new SHARE is issued by the COMPANY for more than its nominal value (generally because the market value is more than the nominal value) then the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.

SHOW OF HANDS A SHAREHOLDER raises his hand to vote at a SHAREHOLDERS' MEETING (unless there is a poll). Each person who is entitled to vote has just one vote, however many SHARES he holds.

SPECIAL NOTICE This term is defined in Section 379 COMPANIES ACT 1985. Broadly, if special notice of a resolution is required by the COMPANIES ACTS, the resolution is not valid unless the COMPANY has been told about the intention to propose it at least 28 days before the SHAREHOLDERS' MEETING at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).

SPECIAL RESOLUTION A decision reached by a majority of at least 75 per cent of votes cast. SHAREHOLDERS must be given at least 21 days' notice of any special resolution.

SPECIAL RIGHTS These are the RIGHTS of a particular class of SHARES, as distinct from RIGHTS which apply to all SHARES generally. Typical examples of special rights are where the SHARES rank, their rights to sharing in income and assets and voting rights.

STATUTORY DECLARATION A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

STOCK When SHARES are converted into stock the holder's interest in the COMPANY is expressed by reference to a sum of money divided into transferable units. For example, the interest of a

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SHAREHOLDER  with one hundred (pound)1 shares might be converted into (pound)100 worth of stock transferable in units of (pound)1 each.

SUBDIVIDING SHARES When SHARES are subdivided they are split into SHARES which have a smaller nominal value. For example, a (pound)1 share might be subdivided into two 50p shares.

SUBJECT TO Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

SUBORDINATE Where a right or interest is subordinated to something else, it ranks behind it.

SUBSCRIBE FOR SHARES To agree to take new SHARES in a COMPANY (usually for a cash payment).

SUBSCRIBERS TO SHARES The people who first acquire the SHARES.

SUBSIDIARY A COMPANY which is controlled by another COMPANY (for example because the other COMPANY owns a majority of its SHARES) is called a SUBSIDIARY of that COMPANY.

SUBSIDIARY UNDERTAKING This is a term used by the COMPANIES ACT. It is a wider definition than SUBSIDIARY. Generally speaking it is a COMPANY which is controlled by another COMPANY because the other COMPANY:

         o has a majority of the votes in the COMPANY either alone, or acting with others;

         o is a SHAREHOLDER who can appoint or remove a majority of the directors; or

         o can exercise dominant influence over the COMPANY because of anything in the COMPANY'S MEMORANDUM or ARTICLES, or because of a certain kind of contract.

TAKEOVER OFFER An offer to acquire all the SHARES, or all the SHARES of any class, in a COMPANY (except SHARES already held by the person making the offer). The terms of the offer must be the same for all the SHARES to which the offer relates. This is defined in more detail in the COMPANIES ACT 1985.

TRUSTEES People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a "trust". The people whose property is held by the trustees are called the beneficiary.

UNDERWRITE A person who agrees to buy new SHARES if they are not bought by other people underwrites the share offer.

UNINCORPORATED ASSOCIATIONS Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

WARRANT See the definition of dividend warrant.

WIDER-RANGE INVESTMENTS The law restricts the investments which some trustees can invest in. Where this restriction applies, the trustees can invest up to three quarters of their funds in wider-range investments. These are, generally speaking, SHARES which are quoted on the LONDON STOCK EXCHANGE, and which are earning dividends.

WIND UP The formal process to put an end to a COMPANY. When a COMPANY is wound up its assets are distributed. The assets go first to creditors, and then to SHAREHOLDERS. SHARES which rank first in sharing in the COMPANY'S assets will receive any funds which are left over before any SHARES which rank after (or behind) them.